Exhibit 3.1

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SOLID BIOSCIENCES, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE LIMITED LIABILITY COMPANY UNITS ISSUED IN ACCORDANCE WITH AND REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE DELAWARE SECURITIES ACT OR SIMILAR LAWS OR ACTS OF OTHER STATES IN RELIANCE UPON THE INAPPLICABILITY OF SUCH LAWS UNDER THE CIRCUMSTANCES AND/OR EXEMPTIONS UNDER THOSE ACTS. THESE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER: (A) THIS LIMITED LIABILITY COMPANY AGREEMENT; AND (B) THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

DATED AS OF MARCH 29, 2017

EXHIBIT A              Initial Incorporated Provisions

EXHIBIT B              Subsequent Incorporated Provisions

EXHIBIT C              Registration Rights Agreement

i

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SOLID BIOSCIENCES, LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Solid Biosciences, LLC, a Delaware limited liability company (the “Company”) is entered into, and shall be effective, as of March 29, 2017, by and among: (i) the Company and (ii) the Persons party hereto that are identified as Members on Schedule A attached hereto (such Persons, their respective successors and any additional Persons hereinafter admitted to the Company as members being hereinafter referred to individually as a “Member” and collectively as the “Members”), and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”).

WHEREAS, Ilan Ganot (“Ganot”) entered into that certain Limited Liability Company Agreement of SOLID Ventures Management, LLC, dated March 15, 2013 (the “Initial Agreement”);

WHEREAS, Ganot, Gilad Hayeem (“Hayeem”) and Andrey Zarur (“Zarur”, and collectively, with Ganot and Hayeem, the “Founders”) entered into that certain Amended and Restated Limited Liability Company Agreement of SOLID Ventures Management, LLC, dated May 1, 2013 (the “A&R Agreement”), which amended and restated the Initial Agreement;

WHEREAS, on October 22, 2013, the name of the Company was changed from “SOLID Ventures Management, LLC” to “Solid Ventures, LLC”;

WHEREAS, the Company and the Members at such time, entered into that certain Second Amended and Restated Limited Liability Company Agreement of Solid Ventures, LLC, dated December 27, 2013 (the “2nd A&R Agreement”), which amended and restated the A&R Agreement;

WHEREAS, on June 22, 2015, the name of the Company was changed from “Solid Ventures, LLC” to “Solid Biosciences, LLC”;

WHEREAS, on the date of this Agreement, Solid GT, LLC, a Delaware limited liability company (“Solid GT”), was merged with and into the Company, with the Company surviving the merger (the “GT Merger”);

WHEREAS, pursuant to the GT Merger, (i) the Preferred Units of the Company (as defined in the 2nd A&R Agreement) have been converted into Series A Common Units, as defined herein, (ii) the Series A Common Units of the Company (as defined in the 2nd A&R Agreement) held by the Founders have been converted into Series B Common Units, as defined herein, (iii) the Series A Common Units of the Company (as defined in the 2nd A&R Agreement) held by Persons other than the Founders have been converted into Series D Common Units, as defined herein, (iv) the Class A Voting

Units of Solid GT (as defined in that certain Second Amended and Restated Limited Liability Company Agreement of Solid GT, dated November 2, 2015 (the “GT LLC Agreement”)), have been extinguished, (v) the Class B Non-Voting Units of Solid GT (as defined in the GT LLC Agreement) have been converted into Series C Common Units, as defined herein, (vi) the Class C Non-Voting Units of Solid GT (as defined in the GT LLC Agreement) have been converted into Series D Common Units, as defined herein, and (vii) the Class D Voting Units of Solid GT (as defined in the GT LLC Agreement) have been converted into Junior Preferred Units, as defined herein; in each case, as reflected on the list of Members maintained by the Company (the “List of Members”);

WHEREAS, on the date of this Agreement, the Members listed as owning Series 1 Senior Preferred Units on the List of Members desire to acquire Series 1 Senior Preferred Units pursuant to the terms of that certain Senior Preferred Unit Purchase Agreement, dated as of the date hereof (the “Senior Preferred Purchase Agreement”);

WHEREAS, pursuant to the Senior Preferred Purchase Agreement, certain Members party thereto desire, subject to satisfaction of the conditions set forth therein, to purchase Series 2 Senior Preferred Units at the “Additional Closing”, as defined therein; and

WHEREAS, the Company and the Members desire to amend and restate the 2nd A&R Agreement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree that the 2nd A&R LLC Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1.    Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

“2nd A&R Agreement” has the meaning set forth in the recitals to this Agreement.

“A&R Agreement” has the meaning set forth in the recitals to this Agreement.

“Act” has the meaning set forth in the preamble to this Agreement.

“Additional Closing Event” means the occurrence of the Additional Closing, as defined in the Senior Preferred Purchase Agreement, in accordance with the Senior Preferred Purchase Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person, or (b) any spouse, child, grandchild, parent, grandparent or sibling of a Person or a trust or other entity for their benefit. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Federal Rate” means the interest rate specified for debt instruments of equivalent terms pursuant to Code Section 1274(d)(1).

“Bain Blocker” has the meaning set forth in Section 11.3(a).

“Bain Fund” means Bain Capital Life Sciences Fund, L.P and BCIP Life Sciences Associates, LP.

“Bain Members” means BCLS SB Splitter, LP, and any of its Affiliates that hold Units.

“Biogen Member” means Biogen New Ventures Inc. and any of its Affiliates that hold Units.

“Board of Managers” or “Board” means the board of managers of the Company.

“Business Day” means any day of the year on which national banking institutions in Boston, Massachusetts are open to the public for conducting business and are not required or authorized to close.

“Capital Account” has the meaning set forth in Section 3.3.

“Capital Contributions” means with respect to any Member, the sum of the amount of cash and the fair market value (on the date contributed) of any property (other than money) or services contributed to the Company by such Member (or its predecessors in interest) with respect to the Units held by such Member.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Subsidiary” means any business entity of which the Company and/or any of its other subsidiaries directly or indirectly owns at such time more than 50% of the outstanding voting equity interests of such entity.

“Confidential Information” means any information with respect to (a) the Company or any Company Subsidiary of a proprietary or competitively sensitive nature, and (b) any third party which the Company or any Company Subsidiary is required to keep confidential, including in each case methods of operation, customer lists, products, prices, fees, costs, financial information, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. Confidential Information does not include, however, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement, (b) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder, (c) is acquired by the Members or their directors, officers, employees, managers, partners or Affiliates from a source other than the Company or in their capacity as employees of the Company or a Company Subsidiary, or (d) is independently developed by the Members or their directors, officers, employees, managers, partners or Affiliates without use of Confidential Information.

“Conversion Corporation” has the meaning set forth in Section 11.1(a).

“Corporate Transaction” has the meaning set forth in Section 11.3(a).

“Co-Sale Members” has the meaning set forth in Section 5.3.

“Co-Sale Notice” has the meaning set forth in Section 5.3(a).

“Co-Sale Terms” has the meaning set forth in Section 5.3(a).

“Covered Transaction” has the meaning set forth in Section 11.3(a).

“Deemed Liquidation Event” means one or more of the following: (a) a merger or consolidation involving the Company, other than one that results in the Holders immediately prior to such transaction holding (either directly or indirectly or together with all of their Affiliates) a majority, by voting power, of the outstanding equity interests of the surviving or acquiring entity, (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Company Subsidiary of all or substantially all the assets of the Company and its Company Subsidiaries taken as a whole (including, without limitation, the sale, assignment, license or encumbrance of material technology or intellectual property of the Company), or the sale or disposition (whether by merger, consolidation or otherwise) of one or more Company Subsidiaries if substantially all of the assets of the Company and the Company Subsidiaries taken as a whole are held by such Company Subsidiary or Company Subsidiaries, or (c) the closing of the Transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of Company’s securities), of the Company’s securities if a Person or group of affiliated Persons that did not hold fifty percent or more of the outstanding securities of the Company prior to such Closing would hold fifty percent or more of the outstanding securities of the Company (or the surviving or acquiring entity) after such closing.

“Depreciation” means, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such fiscal year, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such fiscal year and which difference is being eliminated by use of the “remedial method” as defined by Regulations Section 1.704-3(d), Depreciation for such fiscal year shall be the amount of book basis recovered for such fiscal year under the rules prescribed by Regulations Section 1.704-3(d)(2), and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; provided, that, if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Election Notice” has the meaning set forth in Section 5.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Refusal Notice” has the meaning set forth in Section 5.2(a).

“Foresite Blocker” has the meaning set forth in Section 11.3(a).

“Foresite Fund” has the meaning set forth in Section 11.3(a).

“Founders” has the meaning set forth in the recitals to this Agreement.

“Ganot” has the meaning set forth in the recitals to this Agreement.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)    the Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined by the Board of Managers at the time of contribution;

(b)    the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times: (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of Units pursuant to any equity incentive plan adopted by the Board (other than a de minimis interest); and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)    the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board of Managers; and

(d)    the Gross Asset Values of the Company’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (d) of the definition of Net Income and Net Loss or Section 7.3(f), provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Board of Managers determines that an adjustment pursuant to subparagraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clause (a), (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.

“GT LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“GT Merger” has the meaning set forth in the recitals to this Agreement.

“Hayeem” has the meaning set forth in the recitals to this Agreement.

“Holder” means any Member that is a holder of Units and any successor Member that is a holder of Units as a result of a Transfer permitted hereunder.

“Immediate Purchase” has the meaning set forth in Section 5.5(g).

“Immediate Purchaser” has the meaning set forth in Section 5.5(g).

“Indemnified Person” has the meaning set forth in Section 12.1.

“Initial Incorporated Provisions” has the meaning set forth in Section 3.6(a).

“Initial Public Offering” means an underwritten public offering, approved by the Board of Managers or similar body of any successor to the Company, pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of securities for the account of the Company or a Company Subsidiary, or such entity’s successor or parent entity.

“Initial Agreement” has the meaning set forth in the recitals to this Agreement.

“Inside Offer” has the meaning set forth in Section 5.2(a).

“Janus Members” means Janus Global Life Sciences Fund and Janus Capital Funds PLC on behalf of its series Janus Global Life Sciences Fund and any of their respective Affiliates that hold Units, it being acknowledged and agreed that for purposes of determining (i) the Major Investors and (ii) the two largest Holders of Junior Preferred Units in Section 6.1(b)(ii), the Janus Members shall collectively be deemed a single Member with their respective Units aggregated in number.

“Junior Preferred Dividend Amount” means the sum of all dividends (if any) declared by the Board on each Junior Preferred Unit at the rate of eight percent (8%) per annum of the Junior Preferred Original Issue Price. For the avoidance of doubt, the Board has no obligation to declare any dividend on the Junior Preferred Units.

“Junior Preferred Manager” has the meaning set forth in Section 6.1(b)(ii).

“Junior Preferred Member” has the meaning set forth in Section 3.4(a).

“Junior Preferred Original Issue Price” means $9.628 per Junior Preferred Unit (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events).

“Junior Preferred Unit” has the meaning set forth in Section 3.4(a).

“Junior Preferred Unreturned Capital” means, with respect to a Junior Preferred Unit, an amount equal to the Junior Preferred Original Issue Price less the aggregate amounts distributed with respect to such Junior Preferred Unit, prior to the Additional Closing Event, pursuant to Section 8.1(a)(i) and, following the Additional Closing Event, pursuant to Section 8.1(a)(v).

“Leerink Members” means Leerink Holdings LLC and Leerink Swann Co-Investment Fund, LLC and any of their respective Affiliates that hold Units.

“List of Members” has the meaning set forth in the recitals to this Agreement.

“Major Investor” means (i) the RA Members, (ii) the Bain Members, (iii) the Leerink Members and (iv) each Senior Preferred Member, each Junior Preferred Member and each Series A Common Member who, in each case, together with its Affiliates, has invested in the aggregate at least $2,975,000 in the Company, Solid GT and the Company Subsidiaries on a primary or secondary basis, and is not a competitor of the Company. Solely during the period between the date of this Agreement and the day preceding the earlier of the date on which the Additional Closing occurs or can no longer occur pursuant to its terms), the amount to be invested by a Member at the Additional Closing (assuming the Additional Closing were to occur) shall be deemed to have been “invested” for purposes of the preceding sentence. If the Additional Closing does not occur (and can no longer occur pursuant to its terms), the amount that would have been invested by a Member at the Additional Closing (assuming the Additional Closing did occur in accordance with its terms) shall be deemed to have been “invested” for purposes of this definition.

“Manager” means each individual appointed to the Board in the manner provided in this Agreement, in their capacities as managers of the Company. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Member” has the meaning set forth in the preamble.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Net Income” and “Net Loss” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

(a)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph shall be added to such income or loss;

(b)    Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-(1)(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(c)    If the Gross Asset Value of any Company asset is adjusted pursuant to subdivisions (b) or (c) of the definition of Gross Asset Value herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)    Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)    In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year, computed in accordance with the definition of Depreciation herein;

(f)    To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)    Any items which are specially allocated pursuant to the provisions of Section 7.3 shall not be taken into account in computing Net Income or Net Loss.

“New Securities” has the meaning set forth in Section 5.5(c).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Observer” has the meaning set forth in Section 6.1(k)(i).

“Offered Units” has the meaning set forth in Section 5.2(a).

“Offeree” has the meaning set forth in Section 5.2(a).

“Offeror” has the meaning set forth in Section 5.2(a).

“Officers” has the meaning set forth in Section 6.2(a).

“Party” means a Person party to this Agreement or who subsequently joins this Agreement by entering into a joinder hereto.

“Perceptive Members” means Perceptive Life Sciences Master Fund Ltd and Titan Perc LLC, and any of their respective Affiliates that hold Units, it being acknowledged and agreed that for purposes of determining (i) the Major Investors and (ii) the two largest Holders of Junior Preferred Units in Section 6.1(b)(ii), the Perceptive Members shall collectively be deemed a single Member with their respective Units aggregated in number.

“Person” means a natural person, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity, association or group.

“Preemptive Rights Members” has the meaning set forth in Section 5.5(a).

“Proceeding” has the meaning set forth in Section 12.1.

“QIPO” has the meaning set forth in Section 11.1(a).

“RA Members” means RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A, and any of their respective Affiliates that hold Units.

“Redemption Date” has the meaning set forth in Section 3.8(a).

“Redemption Price” has the meaning set forth in Section 3.8(a).

“Regulations” means the Income Tax Regulations promulgated under the Code, as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Member” has the meaning set forth in Section 5.3.

“Senior Preferred Blended Issue Price” means $11.177 per Senior Preferred Unit (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events).

“Senior Preferred Manager(s)” has the meaning set forth in Section 6.1(b)(i).

“Senior Preferred Member” means a Series 1 Senior Preferred Member or a Series 2 Senior Preferred Member.

“Senior Preferred Purchase Agreement” has the meaning set forth in the recitals.

“Senior Preferred Unit” means a Series 1 Senior Preferred Unit or a Series 2 Senior Preferred Unit.

“Series 1 Senior Preferred Dividend Amount” means the sum of all dividends (if any) declared by the Board on each Series 1 Senior Preferred Unit at the rate of eight percent (8%) per annum of the Series 1 Senior Preferred Original Issue Price. For the avoidance of doubt, the Board has no obligation to declare any dividend on the Series 1 Senior Preferred Units.

“Series 1 Senior Preferred Member” has the meaning set forth in Section 3.4(a).

“Series 1 Senior Preferred Original Issue Price” means $10.00 per Series 1 Senior Preferred Unit (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events).

“Series 1 Senior Preferred Unit” has the meaning set forth in Section 3.4(a).

“Series 1 Senior Preferred Unreturned Capital” means, with respect to a Series 1 Senior Preferred Unit, an amount equal to the Series 1 Senior Preferred Original Issue Price less the aggregate amounts distributed with respect to such Series 1 Senior Preferred Unit, prior to the Additional Closing Event, pursuant to Section 8.1(a)(i) and, following the Additional Closing Event, pursuant to Section 8.1(a)(iii) and Section 8.1(a)(iv).

“Series 2 Senior Preferred Dividend Amount” means the sum of all dividends (if any) declared by the Board on each Series 2 Senior Preferred Unit at the rate of eight percent (8%) per annum of the Series 2 Senior Preferred Original Issue Price. For the avoidance of doubt, the Board has no obligation to declare any dividend on the Series 2 Senior Preferred Units.

“Series 2 Senior Preferred Member” has the meaning set forth in Section 3.4(a).

“Series 2 Senior Preferred Original Issue Price” means $12.668 per Series 2 Senior Preferred Unit (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events).

“Series 2 Senior Preferred Unit” has the meaning set forth in Section 3.4(a).

“Series 2 Senior Preferred Unreturned Capital” means, with respect to a Series 2 Senior Preferred Unit, an amount equal to the Series 2 Senior Preferred Original Issue Price less the aggregate amounts distributed with respect to such Series 2 Senior Preferred Unit pursuant to Section 8.1(a)(i) and Section 8.1(a)(ii).

“Series A Common Member” has the meaning set forth in Section 3.4(a).

“Series A Common Unit” has the meaning set forth in Section 3.4(a).

“Series A Managers” has the meaning set forth in Section 6.1(b)(iii).

“Series B Common Member” has the meaning set forth in Section 3.4(a).

“Series B Common Unit” has the meaning set forth in Section 3.4(a).

“Series B Managers” has the meaning set forth in Section 6.1(b)(iv).

“Series C Common Member” has the meaning set forth in Section 3.4(a).

“Series C Common Unit” has the meaning set forth in Section 3.4(a).

“Series D Common Member” has the meaning set forth in Section 3.4(a).

“Series D Common Unit” has the meaning set forth in Section 3.4(a).

“Solid GT” has the meaning set forth in the recitals to this Agreement.

“Specified Units” has the meaning set forth in Section 5.3.

“Successor Corporation” has the meaning set forth in Section 11.3(a).

“Tax Liability Deficiency” has the meaning set forth in Section 8.3.

“Tax Matters Member” has the meaning set forth in Section 7.6(a).

“Third Party Purchaser” has the meaning set forth in Section 5.2(a).

“Transfer” means, with respect to any Units, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Units or any participation, rights or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Units or any participation, rights or interest therein, or any agreement or commitment to do any of the foregoing.

“Units” means limited liability company interests of the Members in the Company, represented by the Series 1 Senior Preferred Units, the Series 2 Senior Preferred Units, the Junior Preferred Units, the Series A Common Units, the Series B Common Units, the Series C Common Units, the Series D Common Units, and any other class or series of interest in the Company subsequently issued in accordance with this Agreement.

“Voting Majority” has the meaning set forth in Section 4.2.

“Voting Members” has the meaning set forth in Section 4.2.

“Winding Up Year” means the fiscal year in which an event described in Section 10.1 occurs, and each succeeding fiscal year, provided that if an event described in Section 10.1 occurs after the last day of a fiscal year but before the due date of the Company’s federal income tax return (determined without regard to extensions) for such fiscal year, the fiscal year preceding the fiscal year in which an event described in Section 10.1 occurs shall be a Winding Up Year.

“Zarur” has the meaning set forth in the recitals to this Agreement.

Section 1.2.    Other Definitional Provisions. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)    Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b)    Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(c)    Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa, unless the context otherwise requires.

(d)    Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(e)    Herein. Words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

(f)    Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(g)    Joint Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

ORGANIZATION, PURPOSE AND POWERS

Section 2.1.    Name. The name of the Company is Solid Biosciences, LLC.

Section 2.2.    Certificate of Formation. The Company was formed under the Act by the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on March 4, 2013, under the name SOLID Ventures Management, LLC.

Section 2.3.    Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in the business of research into Duchenne Muscular Dystrophy, drug development and treatments in connection therewith, including gene therapy, and any business related thereto or useful in connection therewith as may be determined in good faith by the Board from time to time in accordance with this Agreement.

Section 2.4.    Powers. Subject to the terms of this Agreement, the Company shall have the authority and power to engage in all lawful business, activities and purposes permitted under the Act.

Section 2.5.    Principal Office. The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as may hereafter be determined by the Board.

Section 2.6.    Registered Office. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

Section 2.7.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Section 2.8.    Qualification in Other Jurisdictions. The Company shall register or qualify under its own name or under an assumed or fictitious name pursuant to a foreign limited liability company statute or similar laws in any jurisdictions in which the Company owns property or transacts business if such registration or qualification is necessary to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business in such jurisdiction. Any Officer is authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to register or qualify as provided in the foregoing sentence.

Section 2.9.    Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company on March 4, 2013, in accordance with the Act and shall continue until dissolution of the Company in accordance with Article X of this Agreement.

Section 2.10.    Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members, Managers, Officers, employees or agents of the Company (including a Person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

Section 2.11.    No Right to Withdraw. Except as set forth in Article V with respect to Transfers of Units or as a result of a redemption of Units pursuant to Section 3.8, no Member shall have any right to resign or withdraw from the Company.

ARTICLE III

CAPITALIZATION AND CAPITAL CONTRIBUTIONS

Section 3.1.    Capital Contributions and Units. The Members and their respective Capital Contributions and Units shall be set forth on the List of Members.

Section 3.2.    Additional Contributions. No Member is required, under any circumstances, to make any additional Capital Contributions to the Company. The provisions of this Agreement, including this Section 3.2, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), and the Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 3.3.    Capital Accounts. With respect to each Member, a capital account shall be maintained on the books of the Company in accordance with Regulations Section 1.704-1(b)(2)(iv) (a “Capital Account”). Each Capital Account shall be adjusted to reflect such Member’s share of allocations and distributions as provided in Articles VII, VIII and X of this Agreement, and any additional Capital Contributions to the Company or withdrawals of capital from the Company, including, in such adjustments, the consequences of liabilities assumed, or which are secured by property contributed or distributed, and taking into account Code Section 752(c) and any other applicable provision of the Code and related Regulations. Such Capital Account maintenance provisions, together with the other provisions of this Agreement, are intended to and shall further be interpreted and adjusted to comply with the Regulations under Code Section 704(b), and in particular with Regulations Section 1.704-1(b), as determined in good faith by the Board of Managers. Members will have no obligation to restore any negative balance in their respective Capital Accounts at any time during the term of the Company or upon dissolution and liquidation. Except as otherwise provided in the Regulations, a transferee of all or a portion of a Member’s Units shall succeed to the Capital Account of the transferor to the extent allocable to the transferred Units.

Section 3.4.    Units.

(a)    Units Generally. Each Member’s limited liability company interests in the Company shall be represented by Units. Subject to Section 3.5, the total number of Units that the Company shall have authority to issue is 29,077,295 Units, classified as: (i) 2,500,000 Series 1 Senior Preferred Units (the “Series 1 Senior Preferred Units” and the Holders thereof, the “Series 1 Senior Preferred Members”); (ii) 1,973,430 Series 2 Senior Preferred Units (the “Series 2 Senior Preferred Units” and the Holders thereof, the “Series 2 Senior Preferred Members”); (iii) 4,414,356 Junior Preferred Units (the “Junior Preferred Units” and the Holders thereof, the “Junior Preferred Members”); (iv) 12,219,299 Series A Common Units (the “Series A Common Units” and the Holders thereof, the “Series A Common Members”); (v) 3,258,480 Series B Common Units (the “Series B Common Units” and the Holders thereof, the “Series B Common Members”); (vi) 1,635,916 Series C Common Units (the “Series C Common Units” and the Holders thereof, the “Series C Common Members”) and (vii) 3,075,814 Series D Common Units (the “Series D Common Units” and the Holders thereof, the “Series D Common Members”). The number of Units issued to each Member as of the date of this Agreement is set forth opposite its name on the List of Members. Unless otherwise determined by the Board, the Units do not need to be certificated.

(b)    Profits Interests. Series D Common Units may be designated as “profits interests,” as determined by the Board, and be made subject to limitations on distributions as set forth in Section 8.1(c).

(c)    Vesting. Series D Common Units issued on or after the date hereof shall vest, as applicable, pursuant to the terms of the agreement issuing such Units to the holder thereof. Series B Common Units and Series D Common Units resulting from the conversion of either the Series A Common Units of the Company (as defined in the 2nd A&R Agreement) or the Class C Non-Voting Units of Solid GT (as defined in the GT LLC Agreement) as part of the GT Merger shall remain subject to and shall continue to vest in accordance with the agreement issuing such Series A Common Units of the Company (as defined in the 2nd A&R Agreement) or such Class C Non-Voting Units of Solid GT (as defined in the GT LLC Agreement) to the holder thereof, as the case may be.

(d)    Series 2 Senior Preferred Units. On the date hereof, zero (0) Series 2 Senior Preferred Units are issued and outstanding and there exist no Series 2 Senior Preferred Members. Notwithstanding anything to the contrary contained in this Agreement, no Series 2 Senior Preferred Units may be issued by the Company except pursuant to the Senior Preferred Purchase Agreement and only upon the Additional Closing Event as contemplated therein.

Section 3.5.    Additional Investments. Subject to the terms of this Agreement, including, but not limited to, Section 5.5, prior to the Additional Closing Event, Section 6.1(j)(iii), and, following the Additional Closing Event, Section 6.1(j)(i)(3), the Board may, at any time: (a) increase the total number of Units that the Company shall have authority to issue; (b) issue additional Units and admit additional Members; and (c) amend this Agreement to create new classes of Units or reflect any rights of such additional Members. Notwithstanding the foregoing, the Company shall not have the authority to issue any additional Units at a price per Unit below the Series 2 Senior Preferred Original Issue Price on or prior to the earlier of: (i) the Additional Closing Event and (ii) September 1, 2017, other than (1) Series 2 Senior Preferred Units issued in connection with the Additional Closing Event and (2) Series D Common Units issued to officers, employees, consultants and other service providers to the Company that are within the restrictions set forth in Section 5.5(c)(ii).

Section	3.6. Incorporation of Terms.

(a)    As of the date hereof, each of the provisions set forth in Exhibit A hereto, and each of the terms thereof, which, for the avoidance of doubt, include provisions labeled “Section 3.7”, “Section 3.8”, “Section 3.9”, “Article IV” (and the provisions included thereunder), “Article V” (and the provisions included thereunder), “Article VI” (and the provisions included thereunder), “Article VII” (and the provisions included thereunder), “Article VIII” (and the provisions included thereunder), “Article IX” (and the provisions included thereunder), “Article X” (and the provisions included thereunder), “Article XI” (and the provisions included thereunder), “Article XII” (and the provisions included thereunder) and “Article XIII” (and the provisions included thereunder) (collectively, the “Initial Incorporated Provisions”) are hereby incorporated into this Agreement.

(b)    Immediately upon the Additional Closing Event, without further action of any Person (and, for the avoidance of doubt, without the need of any consent, waiver or similar approval of any Person), all of the Initial Incorporated Provisions are hereby amended and restated in their entirety and replaced with each of the provisions set forth in Exhibit B hereto, and each of the terms thereof, which, for the avoidance of doubt, include the provisions labeled “Section 3.7”, “Section 3.8”, “Section 3.9”, “Article IV” (and the provisions included thereunder), “Article V” (and the provisions included thereunder), “Article VI” (and the provisions included thereunder), “Article VII” (and the provisions included thereunder), “Article VIII” (and the provisions included thereunder), “Article IX” (and the provisions included thereunder), “Article X” (and the provisions included thereunder), “Article XI” (and the provisions included thereunder), “Article XII” (and the provisions included thereunder) and “Article XIII” (and the provisions included thereunder).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Third Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

SOLID BIOSCIENCES, LLC

By:	/s/ Ilan Ganot
Ilan Ganot
Chief Executive Officer

BOARD OF MANAGERS:

/s/ Rajeev Shah
Rajeev Shah

/s/ Adam Stone
Adam Stone

/s/ Lynne Sullivan
Lynne Sullivan

/s/ Matthew Arnold
Matthew Arnold

/s/ Robert Huffines
Robert Huffines

/s/ Ilan Ganot
Ilan Ganot

/s/ Gilad Hayeem
Gilad Hayeem

/s/ Andrey Zarur
Andrey Zarur

[MEMBER SIGNATURE PAGES OMITTED]

EXHIBIT A

Initial Incorporated Provisions

Section 3.7.    Weighted-Average Anti-dilution Protection.

(a)    For the Series 1 Senior Preferred Units. If the Company issues Units that constitute New Securities at a purchase price per such Unit less than the amount by which the Series 1 Senior Preferred Original Issue Price exceeds cumulative distributions in respect of a Series 1 Senior Preferred Unit pursuant to this Agreement, solely for the purposes of Section 8.1(a)(iv) the number of Series 1 Senior Preferred Units outstanding and held by the Series 1 Senior Preferred Members shall automatically be deemed to have been adjusted to the number obtained by multiplying the number of such Series 1 Senior Preferred Units by a fraction (which shall in no event be less than one): (i) the numerator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units issued in connection with such issuance; and (ii) the denominator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units that would have been issued in the new issuance if the aggregate amount of consideration received for Units in such issuance were used to purchase Units at a price equal to the amount by which the Series 1 Senior Preferred Original Issue Price exceeds cumulative distributions in respect of a Series 1 Senior Preferred Unit pursuant to this Agreement; provided, however, unless the Holders of a majority of the outstanding Series 1 Senior Preferred Units elect otherwise, the deemed adjustment set forth in this Section 3.7 shall not be made with respect to the Series 1 Senior Preferred Units held by any Series 1 Senior Preferred Member who fails to, or has previously failed to, exercise in full its preemptive rights with respect to an issuance of Units that constitute New Securities that would cause a deemed adjustment set forth in this Section 3.7. If such issuance of New Securities was without consideration, then the Company shall be deemed to have received an aggregate of $.0001 of consideration for all such New Securities.

(b)    For the Junior Preferred Units. If the Company issues Units that constitute New Securities at a purchase price per such Unit less than the amount by which the Junior Preferred Original Issue Price exceeds cumulative distributions in respect of a Junior Preferred Unit pursuant to this Agreement, solely for the purposes of Section 8.1(a)(iv) the number of Junior Preferred Units outstanding and held by the Junior Preferred Members shall automatically be deemed to have been adjusted to the number obtained by multiplying the number of such Junior Preferred Units by a fraction (which shall in no event be less than one): (i) the numerator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units issued in connection with such issuance; and (ii) the denominator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units that would have been issued in the new issuance if the aggregate amount of consideration received for Units in such issuance were used to purchase Units at a price equal to the amount by which the Junior Preferred Original Issue Price exceeds cumulative distributions in respect of a Junior Preferred Unit pursuant to this Agreement; provided, however, unless the Holders of a majority of the outstanding Junior Preferred Units elect otherwise, the deemed adjustment set forth in this Section 3.7 shall not be made with respect to the Junior Preferred Units held by any Junior Preferred Member who fails to, or has previously failed to, exercise in full its preemptive rights with respect to an issuance of Units that constitute New Securities that would cause a deemed adjustment set forth in this Section 3.7. If such issuance of New Securities was without consideration, then the Company shall be deemed to have received an aggregate of $.0001 of consideration for all such New Securities.

Section 3.8.    Redemption.

(a)    Redemption. To the extent permitted by the Act and applicable law, unless waived by the Holders of at least 66% of the then outstanding Series 1 Senior Preferred Units, on the fifth annual anniversary of the date of this Agreement (the “Redemption Date”), the Company shall redeem all of the Series 1 Senior Preferred Units then outstanding, out of funds legally available therefor, at a price per Series 1 Senior Preferred Unit equal to the positive amount (if any) of: (i) the Series 1 Senior Preferred Original Issue Price, plus (ii) the amount of any declared but unpaid dividends on such Series 1 Senior Preferred Unit as of the Redemption Date, minus (iii) the amount of all previous distributions on such Series 1 Senior Preferred Unit that are not made in accordance with Section 8.3 (the “Redemption Price”). Notwithstanding the foregoing, any Holder of Series 1 Senior Preferred Units may, by providing written notice to the Company prior to the Redemption Date, in lieu of having such Units redeemed pursuant to the foregoing and receiving any payment in connection therewith, convert all of such Holder’s Series 1 Senior Preferred Units into Series C Common Units, on a 1:1 basis effective immediately prior to such redemption.

(b)    Insufficient Funds. If the funds of the Company legally available to be used for redeeming the Series 1 Senior Preferred Units on the Redemption Date are insufficient to redeem all outstanding Series 1 Senior Preferred Units, the Company shall (i) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem all outstanding Series 1 Senior Preferred Units, including, without limitation, incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any and all funds that are legally available to redeem Series 1 Senior Preferred Units from Series 1 Senior Preferred Members ratably based on the respective number of Series 1 Senior Preferred Units held by the Series 1 Senior Preferred Members. At any time thereafter when additional funds of the Company are legally available to redeem the tendered Series 1 Senior Preferred Units, the Company shall immediately use such funds to redeem the balance of the Series 1 Senior Preferred Units that the Company became obligated to redeem on the Redemption Date (but which it has not yet redeemed).

(c)    Continuing Rights. From and after the Redemption Date, and upon the payment in full of the Redemption Price by the Company, the Series 1 Senior Preferred Members shall have no further rights or privileges with respect to their Series 1 Senior Preferred Units that were redeemed.

(d)    No Approval Required. No redemption under this Section 3.8 shall be subject to any consent or approval of the Board or the Members, and the Company and the Series 1 Senior Preferred Members shall take such further actions that are reasonably necessary to effectuate the redemption contemplated by this Section 3.8.

Section 3.9.    Certain Payments. Under the Act, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Section 3.8, Article VIII or Article X shall be deemed to constitute money or other property paid or distributed in violation of the Act, and the Members agree that each such distribution shall constitute a compromise of the Members within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, the Member receiving such distribution shall not be required to return to any Person any such money or property, except as otherwise expressly set forth herein. If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Members, and, when funded, shall constitute a Capital Contribution to the Company by such Member.

ARTICLE IV

MEMBERS; VOTING

Section 4.1.    Members. The name, mailing address and e-mail address of each Member is set forth on the List of Members, and shall be revised from time to time in accordance with this Agreement to reflect the addition, substitution, withdrawal, resignation or change of address of any Member as permitted under the terms of this Agreement.

Section 4.2.    Consent. Unless otherwise expressly provided herein, the consent of the Members for purposes of this Agreement may be obtained: (a) at any meeting of the Series 1 Senior Preferred Members, the Junior Preferred Members, the Series A Common Members and the Series B Common Members (collectively, the “Voting Members”); provided, that, Holders of a majority in number of the outstanding Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units and Series B Common Units, together as a single class (a “Voting Majority”), are present at such meeting and that a Voting Majority votes in favor of the matter being voted upon, or (b) by the written consent of a Voting Majority.

Section 4.3.    Meetings. Any matter requiring the approval or consent of the Voting Members pursuant to this Agreement may be considered at a meeting of the Voting Members held not less than five (5) nor more than sixty (60) days after notification thereof shall have been given by the Board to the Voting Members. Such notification may be given by the Board, in its discretion, at any time. Any such notification shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the state of the Company’s principal place of business at such reasonable place as the Board shall designate and during normal business hours. To the fullest extent permitted by applicable law, any meeting may be held by conference telephone or similar communication equipment so long as all Voting Members participating in the meeting can hear one another, and all Voting Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting. Any Voting Member may waive notice of a meeting by executing a written waiver. A Voting Member may act in person or by written proxy at any meeting of the Voting Members.

Section 4.4.    Admission of Additional Members. Subject to the terms of this Agreement, one or more additional or substitute Members of the Company may be admitted to the Company by vote or with the written consent of the Board. Any such additional or substitute Member shall be admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement. If a Member Transfers all of its interest in the Company pursuant to the terms of this Agreement, such admission shall be deemed effective immediately prior to such Transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

Section 4.5.    Voting Rights. Only Voting Members shall be entitled to participate as Members in the governance of the Company. Each Voting Member shall have the right to one vote per full Series 1 Senior Preferred Unit, Junior Preferred Unit, Series A Common Unit or Series B Common Unit held by it. Except as otherwise expressly provided herein, the Voting Members shall vote together and not as separate classes. Except as otherwise expressly provided herein, Series C Common Members and Series D Common Members shall have no voting or consent or other rights or powers under this Agreement or the Act with respect to their Series C Common Units and Series D Common Units, other than the right to receive distributions as specifically enumerated in this Agreement.

Section 4.6.    No Management or Dissent Rights. Except as set forth herein or otherwise required by law, no Member shall have any right to take part in the management or operation of the Company other than through the Managers appointed by the Members having the right to designate Managers to the Board. No Member shall, without the prior written approval of the Board, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of this Agreement. Members shall not be entitled to any dissenters rights or to seek appraisal with respect to any transaction, including the merger or consolidation of the Company with any Person. For the avoidance of doubt, no Member shall have any “contractual appraisal rights” as such term is used in Section 18-210 of the Act.

Section 4.7.    Bankruptcy of a Member. The occurrence of any event set forth in Section 18-304 of the Act with respect to a Member shall not cause a dissolution of the Company, but the rights of such Member to receive distributions shall, on the happening of such an event, devolve on its successor, administrator or other legal representative for the purpose of settling its estate or administering its property, and the Company shall continue as a limited liability company. The successor or estate of any bankrupt Member described in the preceding sentence shall be liable for all the obligations of such Member.

ARTICLE V

TRANSFER OF COMPANY INTERESTS

Section 5.1.    Prohibited Transfers. No Member may Transfer all or any part of its Units or any interest therein if such Transfer: (i) would subject the Company to the reporting requirements of the Exchange Act, (ii) is prohibited by the Securities Act, (iii) would be to a competitor of the Company, as determined by the Board in its sole discretion; provided, for purposes of clarity, none of the Biogen Member, the Perceptive Members, Jennison Global Healthcare Master Fund, Ltd., the Janus Members, the RA Members, FC Fund III Solid Holdings, Inc. and the Bain Members, nor any of their respective Affiliates, shall be deemed a competitor of the Company, or (iv) would cause the Company to lose its status as a partnership for federal income tax purposes or cause the Company to be classified as a “publicly traded partnership” within the meaning of Code Section 7704 and the Regulations promulgated thereunder. No Series B Common Member or Series D Common Member may Transfer any of its unvested Series B Common Units or Series D Common Units, respectively. Notwithstanding anything to the contrary in this Agreement, no Transfer to any Person who is not already a Member shall be effective, and no such Transfer will be recognized by the Company, unless and until such Transfer has been evidenced by a written agreement, in form and substance satisfactory to the Company, that has been executed by the transferor, the transferee and the Company, pursuant to which the transferee shall agree to be bound by the terms, conditions and obligations of this Agreement and such Units shall continue to be subject to the provisions set forth in this Agreement.

Section 5.2.    Right of First Refusal.

(a)    Inside Offer. Subject to the terms of Section 5.1, if any Series D Common Member holding Series D Common Units representing greater than one percent (1%) of the outstanding Units of the Company (the “Offeror”) desires to Transfer any or all of its Series D Common Units (the “Offered Units”), the Offeror shall deliver to the Company, the Series 1 Senior Preferred Members and the Junior Preferred Members (the “Offerees”) a written notice of the proposed transaction (hereinafter referred to as a “First Refusal Notice”) to Transfer the Offered Units, which shall set forth the name and address of the proposed purchaser (the “Third Party Purchaser”) and the material terms and conditions of the proposed transaction, including the purchase price and the number of Offered Units. The First Refusal Notice shall be accompanied by a written offer (hereinafter referred to as the “Inside Offer”) irrevocable for twenty (20) Business Days from the date it is given, to sell to the Offerees, for a price determined in accordance with Section 5.2(c), the Offered Units, on the same terms and conditions as are contained in the First Refusal Notice. Upon such occurrence, the Company shall be entitled to purchase any of the Offered Units that it chooses, which decision shall be made by a vote of the Board. If the Company does not purchase all of the Offered Units, each Offeree holding Senior Preferred Units shall be entitled to purchase its pro rata share of the Offered Units not purchased by the Company. The pro rata share of each such Offeree shall be equal to the product obtained by multiplying the Offered Units that are not to be purchased by the Company by a fraction, the numerator of which is the number of Senior Preferred Units held by such Offeree at the time of sale and the denominator of which is the number of Senior Preferred Units held by all such Offerees at such time. If the Company and the Senior Preferred Members do not purchase all of the Offered Units, each Offeree holding Junior Preferred Units shall be entitled to purchase its pro rata share of the Offered Units not purchased by the Company and Senior Preferred Members. The pro rata share of each such Offeree shall be equal to the product obtained by multiplying the Offered Units that are not to be purchased by the Company and Senior Preferred Members by a fraction, the numerator of which is the number of Junior Preferred Units held by such Offeree at the time of sale and the denominator of which is the number of Junior Preferred Units held by all such Offerees at such time. If one or more Offerees accept the Inside Offer as to any Offered

Units, such Offerees shall purchase and pay for such Offered Units in accordance with the terms of the Inside Offer. If any Offeree other than the Company does not accept its pro rata share of Offered Units, the other Offerees other than the Company that have accepted the Inside Offer in a timely fashion shall have the right of over-allotment with respect thereto.

(b)    Right of First Refusal Procedure. If any of the Offered Units offered by the Offeror are not purchased pursuant to the Inside Offer, or payment therefor is not made in accordance with Sections 5.2(d) and Section 5.2(e), the Offeror may Transfer such Offered Units to the Third Party Purchaser on the same terms and conditions set forth in the First Refusal Notice, during the sixty (60) day period immediately following expiration of the Inside Offer; provided that such Third Party Purchaser shall receive and hold such Offered Units subject to the provisions of this Agreement. All Offered Units Transferred pursuant to this Section 5.2 (other than Offered Units purchased by the Company) shall remain subject to the terms of this Agreement. Any Offered Units not purchased pursuant to the Inside Offer or by the Third Party Purchaser within such sixty (60) day period may not be Transferred without again offering them to the Offerees in accordance with this Section 5.2.

(c)    Purchase Price. The purchase price to the Offerees for Offered Units shall be an amount equal to: (i) 100% of the cash purchase price plus (ii) 100% of the fair market value (as reasonably determined in good faith by the Board) of any non-cash consideration identified in the First Refusal Notice.

(d)    Terms of Payment. If the Offerees exercise their right to purchase Offered Units pursuant to the terms of this Section 5.2, the Offerees shall purchase such Offered Units on substantially the same terms and with the same method of payment as are specified in the First Refusal Notice; provided, however, that if the method of payment set forth in the First Refusal Notice consists of property other than cash, then the Offerees shall be entitled to pay the purchase price in a sum of cash equivalent to the fair market value (as reasonably determined in good faith by the Board) of such other property.

(e)    Closing. The closing date of the purchase of Offered Units subscribed for by the Offerees pursuant to this Section 5.2 shall be as specified in the written acceptance from the subscribing Offerees to the Offeror, which date shall not be fewer than five (5) or more than thirty (30) days after the giving of such notice by the Offerees. At such closing, the Offeror shall deliver to the subscribing Offerees appropriate documents representing ownership of the Offered Units being sold, duly endorsed for Transfer and accompanied by all requisite transfer taxes, if any, and such Offered Units shall be free and clear of any liens, claims, options, charges or encumbrances (other than restrictions under this Agreement or applicable securities laws), and the Offeror shall so represent and warrant, and shall further represent and warrant that the Offeror is the sole record and beneficial owner of such Offered Units. The Offerees purchasing Offered Units shall deliver at the closing payment of the purchase price as described in Section 5.2(c). At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to effect the sale of such Offered Units, including counterpart signature pages to this Agreement to reflect a party’s status as a Member.

Section 5.3.    Right of Co-Sale. Subject to the terms of Section 5.1 and Section 5.2, if any Series D Common Member holding Series D Common Units representing greater than one percent (1%) of the outstanding Units of the Company (a “Selling Member”) proposes to sell all or any of its Series D Common Units (the “Specified Units”) to a Third Party Purchaser (excluding, for the avoidance of doubt, the Company), the Series 1 Senior Preferred Members and Junior Preferred Members (the “Co-Sale Members”), regardless of whether a Co-Sale Member exercised its right of first refusal (if any) as an Offeree pursuant to Section 5.2, shall have the right to Transfer Series 1 Senior Preferred Units and Junior Preferred Units of the Co-Sale Member to the Third Party Purchaser, as a condition to such Transfer by such Selling Member, in the amounts and on the terms and conditions as follows:

(a)    Option to Participate. The Selling Member shall deliver to the Company and the Co-Sale Members a written notice of the proposed transaction (hereinafter referred to as a “Co-Sale Notice”) to Transfer the Specified Units which shall set forth the name and address of the Third Party Purchaser and the material terms and conditions of the proposed transactions, including the purchase price and the number of Specified Units (the “Co-Sale Terms”). Co-Sale Members may elect to participate in the contemplated sale by delivering a written notice (an “Election Notice”) to the Selling Member within twenty (20) Business Days after the giving of a Co-Sale Notice relating to such Transfer and the Co-Sale Members may elect to Transfer in the contemplated transaction up to that number of Series 1 Senior Preferred Units and Junior Preferred Units owned by the Co-Sale Members as is determined in accordance with Section 5.3(c).

(b)    Price per Unit. Each Co-Sale Member shall have the right to Transfer Series 1 Senior Preferred Units and Junior Preferred Units to the Third Party Purchaser pursuant to the Co-Sale Notice for an amount per Series 1 Senior Preferred Unit or Junior Preferred Unit, respectively, that equals the amount per Series 1 Senior Preferred Unit or Junior Preferred Unit, respectively, that such Co-Sale Member would be entitled to receive, if, immediately prior to such sale, the Company sold all of its assets subject to all of its liabilities for an amount equal to the implied aggregate equity valuation of the Company as reasonably determined by the Board based on the price per Specified Unit that the Third Party Purchaser proposed to pay to the Selling Member, and distributed such amount to the Members pursuant to Section 8.1 and otherwise on the same terms and conditions as involved in such proposed sale to the Third Party Purchaser by the Selling Member.

(c)    Number of Units. Each Co-Sale Member shall have the right to Transfer pursuant to the Co-Sale Notice an amount of Series 1 Senior Preferred Units and Junior Preferred Units equal to: (i) the number of Specified Units, multiplied by (ii) the result of: (A) the number of Series 1 Senior Preferred Units and Junior Preferred Units held by such Co-Sale Member, divided by (B) the total number of Series D Common Units (other than unvested Series D Common Units) issued and outstanding and held by the Selling Member plus the total number of all Series 1 Senior Preferred Units and Junior Preferred Units issued and outstanding and held by all Co-Sale Members participating in such sale pursuant to this Section 5.3. To the extent that any Co-Sale Member exercises such right of participation in accordance with the terms and conditions of this Agreement, the number of Specified Units which the Selling Member may Transfer shall be correspondingly reduced.

(d)    Transfer Restrictions Binding on Third Party Purchaser. If any Units are sold pursuant to this Section 5.3 to any Third Party Purchaser who is not a party to this Agreement, such purchaser shall agree to be bound by the terms, conditions and obligations of this Agreement as a precondition to the purchase of such Units and such Units shall continue to be subject to the provisions set forth in this Agreement.

(e)    Representations and Warranties; Other Obligations. In connection with a Transfer pursuant to this Section 5.3, each participating Co-Sale Member shall be required (i) to make representations and warranties in such form as the Selling Member or the Third Party Purchaser may reasonably request, regarding the Series 1 Senior Preferred Units and Junior Preferred Units that it proposes to Transfer, including, such Co-Sale Member’s ownership of and authority to Transfer such Series 1 Senior Preferred Units and Junior Preferred Units, the absence of any liens or other encumbrances on such Series 1 Senior Preferred Units and Junior Preferred Units (other than restrictions under this Agreement or applicable securities laws), and the compliance of such Transfer with federal and state securities laws and all other applicable laws and regulations; and (ii) to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations. In connection with a Transfer pursuant to this Section 5.3, no participating Co-Sale Member or any of its Affiliates shall be required to agree to any noncompetition, customer nonsolicitation or similar restrictive covenants.

(f)    No Waiver of Subsequent Rights. The exercise or non-exercise of the rights of any Co-Sale Member under this Section 5.3 shall not affect its rights to participate in subsequent Transfers by a Selling Member that meet the conditions specified in this Section 5.3.

(g)    Consummation of Sale. The Selling Member shall have no liability to any Co-Sale Member if any Transfer proposed to be made pursuant to this Section 5.3 is not consummated.

Section 5.4.    Indemnities. If Members are required to provide any representations, warranties or indemnities in connection with the Transfer of their Units in a transaction described in this Article V (other than representations, warranties and indemnities concerning each such Member’s valid ownership of its Units free of all liens and encumbrances (other than restrictions under this Agreement or applicable securities laws), and each such Member’s authority, power and right to enter into and consummate such sale or Transfer without violating any other agreement), then each such Member shall not be liable for more than the amount of proceeds actually received by such Member for any liability for misrepresentation, breach of warranty or indemnity and such liability shall be satisfied first out of any funds escrowed for such purpose.

Section 5.5.    Preemptive Rights.

(a)    The Company hereby grants to each Major Investor, Series B Common Member and Series C Common Member (the “Preemptive Rights Members”), the right to purchase up to that number of New Securities (as defined below) equal to the number of New Securities which the Company, from time to time, proposes to sell or issue, following the date of this Agreement, multiplied by a fraction, the numerator of which is the sum of (i) the number of Units held by such Preemptive Rights Member at the time of issuance of the New Securities, plus (ii) the number of Series 2 Senior

Preferred Units that such Preemptive Rights Member would be entitled to purchase at the Additional Closing in accordance with Section 2.3(a) of the Senior Preferred Purchase Agreement, and the denominator of which is the sum of (i) the number of Units held by all Members (excluding unvested Units) at the time of issuance of the New Securities, plus (ii) the total number of Series 2 Senior Preferred Units to be sold at the Additional Closing.

(b)    Definition of New Securities. “New Securities” means (1) any Units or other equity securities of the Company whether now authorized or not, or (2) any rights, options or warrants to purchase Units or other equity securities and any indebtedness or class of Units of the Company which is convertible or exchangeable into Units or other equity securities (or which is convertible or exchangeable into a security which is, in turn, convertible or exchangeable into Units or other equity securities) of the Company; provided, however, that the term New Securities does not include:

(i)    Units issued upon any subdivision or combination of all Units;

(ii)    Series D Common Units issued to officers, employees, consultants and other service providers to the Company; provided, that the aggregate number of such Units issued after the date of this Agreement that are outstanding as of such time shall not exceed the sum of (A) 1,350,000 (including for this purpose all of such Units that are unvested) and (B) the number of such Units outstanding on the date of this Agreement that are forfeited to the Company for no consideration and thereafter made available for issuance (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events);

(iii)    the issuance of any Units upon the exercise or conversion of any rights, options or warrants to purchase Units; or

(iv)    Series 2 Senior Preferred Units issued upon an Additional Closing Event.

(c)    Notice from the Company. If New Securities are to be issued which trigger the rights set forth in Section 5.5(a), the Company shall give each Preemptive Rights Member written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of twenty-five (25) days following the giving of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Preemptive Rights Member the number of New Securities calculated in accordance with Section 5.5(a) for the price and upon the terms specified in the notice. Each Preemptive Rights Member may exercise its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d)    Sale by the Company. If any Preemptive Rights Member fails to exercise in full its preemptive right within said twenty-five (25) day period, each Preemptive Rights Member that has exercised in full its preemptive right within such period shall have the right of over-allotment with respect thereto. If, after the foregoing, preemptive rights have not been exercised with respect to all proposed New Securities, the Company shall have sixty (60) days thereafter to sell the New Securities with respect to which the preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice given pursuant to Section 5.5(d).

(e)    Closing. The closing for any such issuance shall take place as proposed by the Company with respect to the New Securities to be issued, at which closing the Company shall revise the List of Members to reflect the respective names of the purchasing Members against receipt of payment therefor.

(f)    Immediate Purchase. Upon the written consent of the Holders of a majority of the outstanding Series 1 Senior Preferred Units and Junior Preferred Units, voting together as a single class, nothing in this Section 5.5 shall be deemed to prevent the Company from issuing New Securities, for cash, to any Preemptive Rights Member (an “Immediate Purchaser”) without first complying with the provisions of this Section 5.5, provided, that in connection with such purchase (an “Immediate Purchase”): (i) the Board has determined in good faith that an immediate cash investment is in the best interests of the Company; and (ii) within twenty (20) Business Days following the consummation of any Immediate Purchase, the Immediate Purchaser and the Company shall notify each of the other Preemptive Rights Members of the existence and terms of the Immediate Purchase and afford such Preemptive Rights Members their respective rights under this Section 5.5 with respect to their purchase of a pro rata share (based upon relative ownership of Units) of the New Securities issued to the Immediate Purchaser at the same purchase price paid by the Immediate Purchaser.

(g)    Waiver. By its execution of this Agreement, each Member hereby irrevocably waives its preemptive rights pursuant to the 2nd A&R LLC Agreement and/or the GT LLC Agreement in connection with the issuance and sale of the Series 1 Senior Preferred Units on the date of this Agreement.

ARTICLE VI

MANAGEMENT AND OPERATION OF THE COMPANY

Section 6.1.    Board.

(a)    Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Board, and, except with respect to certain consent or approval requirements required by the Act or provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board in accordance with this Agreement and (ii) the Managers shall exercise such powers in compliance with this Agreement and ensure that all required organizational formalities are observed with respect to the Company. Under the direction of the Board, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter may be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board shall have full power and authority to do all things on such terms as it may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, subject to the provisions of the Act and this Agreement.

(b)    Number, Appointment. The Board shall initially consist of eight (8) Managers. Appointments made pursuant to this Section 6.1 shall be evidenced by an instrument in writing signed by the appointing Member(s) and delivered to the Company. A Manager is not required to hold Units in order to serve as a Manager. Each Manager shall hold office until his successor is appointed and qualified or until his earlier resignation, removal or death. The Managers of the Company shall be designated and elected as follows:

(i)    For so long as the RA Members and the Bain Members own at least 50% of the Series 1 Senior Preferred Units collectively issued to them as of the date of this Agreement (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), by vote of the Holders of a majority of the outstanding Series 1 Senior Preferred Units held by the RA Members and the Bain Members, the RA Members and the Bain Members shall collectively be entitled to designate and appoint one (1) Manager (the “Senior Preferred Manager”). Upon the reasonable request of the Senior Preferred Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(ii)    For so long as any Junior Preferred Units are outstanding, the two largest Holders of Junior Preferred Units shall each be entitled to designate and appoint one (1) Manager (together, the “Junior Preferred Managers”), provided that for so long as the Perceptive Members own at least 50% of the Junior Preferred Units issued to them as of the date of this Agreement (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), the Perceptive Members shall together be entitled to designate and appoint one Junior Preferred Manager, which Manager shall initially be Adam Stone, and provided that for so long as the Biogen Member owns at least 50% of the Junior Preferred Units issued to it as of the date of this Agreement (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), the Biogen Member shall be entitled to designate and appoint one Junior Preferred Manager, which Manager shall initially be Lynne Sullivan. Upon the reasonable request of a Junior Preferred Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(iii)    For so long as any Series A Common Units are outstanding, the Series A Common Members, by vote of the Holders of a majority of the outstanding Series A Common Units, shall collectively be entitled to designate and appoint two (2) Managers (together, the “Series A Managers”), which Managers shall initially consist of Matthew Arnold and Robert Huffines. Upon the reasonable request of a Series A Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(iv)    For so long as any Series B Common Units are outstanding, the Series B Common Members, by vote of the Holders of a majority of the outstanding Series B Common Units, shall collectively be entitled to designed and appoint three (3) Managers (collectively, the “Series B Managers”), which Managers shall initially consist of Ilan Ganot, Gilad Hayeem and Andrey Zarur. Upon the reasonable request of a Series B Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(c)    Resignation; Removal. Managers may resign at any time. Managers may be removed at any time for any reason or no reason upon the written direction of the Member(s) that are permitted to appoint such Manager(s) pursuant to this Section 6.1, effective upon the delivery of such written direction by the removing Member(s) or Managers to the Company.

(d)    Regular Meetings. The Board shall hold regular meetings at such times and places as may be reasonably fixed by the Managers.

(e)    Special Meetings. Special meetings of the Board shall be held whenever called by at least two (2) Managers. Unless otherwise agreed to by all of the Managers present at a special meeting, the business to be transacted at any special meeting shall be limited to that stated in the notice of the meeting. Notice of any special meeting shall be given to each Manager at his business or residence in writing, or by telephone communication or electronic transmission (provided, with respect to electronic transmission, that the Manager has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. A meeting may be held at any time without notice if all Managers waive notice of the meeting in writing, either before or after such meeting.

(f)    Telephonic Meetings. Managers may participate in a meeting of the Board by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

(g)    Quorum; Consent of Managers. Unless otherwise expressly provided herein, at any meeting of the Board, a quorum shall be present if a majority of all Managers then in office are present. When a quorum is present at any meeting of the Board, the vote of a majority of the Managers present shall be the act of the Board. Consent of the Board may also be obtained by majority written consent of the Managers, provided that the Senior Preferred Manager and at least one of the Junior Preferred Managers are included in such majority. Each Manager shall have one (1) vote on each matter presented to the Board for action on its part.

(h)    Board Committees. The Board shall have the right, by vote or consent, to establish any committees that it deems necessary or convenient from time to time. Each non-Officer Manager shall be entitled in such person’s discretion to be a member of any Board committee.

(i)    Special Board Matters. The Company shall not, without the approval of the Board, which approval must include the affirmative vote of at least one of the Senior Preferred Manager and Junior Preferred Managers (for the avoidance of doubt, one affirmative vote in total from the Senior Preferred Manager and Junior Preferred Managers, taken in the aggregate):

(i)    make any loan or advance to, or purchase any stock or other securities of, any Company Subsidiary or other corporation, partnership or other entity unless it is wholly-owned by the Company, in an amount greater than $1,000,000;

(ii)    make any loan or advance to any natural person, including, any employee or Manager of the Company, except advances and similar expenditures in the ordinary course of business or under the terms of an employee unit or option plan approved by the Board;

(iii)    guarantee any indebtedness except for trade accounts of any Company Subsidiary arising in the ordinary course of business;

(iv)    make any investment inconsistent with any investment policy approved by the Board;

(v)    enter into or be a party to any transaction with any Manager or Officer or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business;

(vi)    hire, fire or change the compensation of the Chairman, Chief Executive Officer, President, Chief Scientist, Chief Medical Officer or any other corporate level Officer, including approving any equity incentive grants;

(vii)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(viii)    sell, assign, license, pledge or encumber material technology or intellectual property, including sales, assignments, licenses, pledges or encumbrances involving a Company Subsidiary, other than non-exclusive licenses granted in the ordinary course of business; or

(ix)    enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company or to the Company of assets greater than $2,000,000, whether in one transaction or a series of related transactions.

(j)    Matters Reserved for Consent of Certain Members. For so long as any Series 1 Senior Preferred Units or Junior Preferred Units are outstanding, the Company shall not, and the Board shall not have the authority to cause the Company to, without the consent of the Holders of a majority of the outstanding Series 1 Senior Preferred Units and Junior Preferred Units, voting together as a single class, either directly or by amendment, merger, consolidation or otherwise:

(i)    liquidate, dissolve or wind-up the affairs of the Company, or effect any Deemed Liquidation Event, except pursuant to Section 10.1(c);

(ii)    amend, alter or repeal any provision of this Agreement in a manner adverse to the rights, preferences or privileges of the Series 1 Senior Preferred Units and/or Junior Preferred Units, which, for purposes of clarity, shall be deemed to include, but not be limited to, any amendment, alteration or repeal of Section 3.2, Section 3.3, Section 3.5, Section 3.7, Section 4.5, Section 5.2, Section 5.3, Section 5.5, Section 6.1(a), Section 6.1(b), Section 6.1(i), Section 6.1(j), Article VII, Article VIII, Article X and the terms defined in Section 1.1 and used in such; provided such consent shall not be required for an amendment or alteration of this Agreement that solely creates any security having a right to receive distributions junior to the rights of the Series 1 Senior Preferred Units and Junior Preferred Units set forth in Section 8.1(a)(i);

(iii)    create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior or pari passu to the rights of the Series 1 Senior Preferred Units and/or Junior Preferred Units set forth in Section 8.1(a)(i), or increase the authorized number of Series 1 Senior Preferred Units and/or Junior Preferred Units;

(iv)    purchase or redeem or pay any distribution on any Units (other than distributions pursuant to Section 3.8, Section 8.3 or Article X or the redemption of Series D Common Units from former officers, employees, consultants or other service providers in connection with the cessation of their services, at cost); or

(v)    create or authorize the creation of any debt security if the Company’s aggregate indebtedness for borrowed money would exceed $2 million (other than equipment leases), unless such debt security has received the prior approval of the Board, including the approval of at least one of the Senior Preferred Manager and Junior Preferred Managers.

For the avoidance of doubt, the issuance of Series 2 Senior Preferred Units upon an Additional Closing Event in accordance with the Senior Preferred Purchase Agreement shall not require any consent pursuant to this Section 6.1(j).

(k)    Board Observers.

(i)    Series 1 Senior Preferred. From the date hereof through September 1, 2017, if the RA Members and the Bain Members own at least 50% of the Series 1 Senior Preferred Units collectively issued to them as of the date of this Agreement (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), by vote of the Holders of a majority of the outstanding Series 1 Senior Preferred Units held by the RA Members and the Bain Members, the RA Members and the Bain Members shall collectively be entitled to designate one representative (an “Observer”), to attend, and to receive notice of, all meetings of the Board or any committee thereof as a non-voting observer, and to receive all materials provided generally to Managers at the same time as such materials are provided to such Managers; provided, that, the Board or committee thereof shall have the right to exclude such Observer (or fail to provide such materials) if the absence of the

Observer in such meeting, or the failure to provide such materials is deemed necessary by the Board or committee, in its reasonable discretion, to preserve attorney-client privilege in connection with any matter being discussed in such meeting or contained in such materials.

(ii)    Junior Preferred. If, at any time that the Perceptive Members or Biogen Member has the right to designate and appoint a Junior Preferred Manager pursuant to this Section 6.1, but such Member waives such right, such Member shall be entitled to designate an Observer, to attend, and to receive notice of, all meetings of the Board or any committee thereof as a non-voting observer, and to receive all materials provided generally to Managers at the same time as such materials are provided to such Managers; provided, that, the Board or committee thereof shall have the right to exclude such Observer (or fail to provide such materials) if the absence of the Observer in such meeting, or the failure to provide such materials is deemed necessary by the Board or committee, in its reasonable discretion, to preserve attorney-client privilege in connection with any matter being discussed in such meeting or contained in such materials.

Section 6.2.    Officers.

(a)    Appointment of Officers. The Board may, subject to the terms of this Agreement, appoint individuals as officers (“Officers”) of the Company, which may include a Chairman (who shall initially be Zarur), Chief Executive Officer (who shall initially be Ganot), President (who shall initially be Hayeem), Chief Financial Officer, Chief Operating Officer (who shall initially be Alvaro Amorrortu), one or more Vice-Presidents (who shall initially include Jorge A. Quiroz), Secretary, Treasurer, one or more Assistant Secretaries (who shall initially include Jonathan Budd), one or more Assistant Treasurers (who shall initially include Jonathan Budd), and such other Officers as the Board deems advisable. No Officer need be a Member or a Manager. An individual can be appointed to more than one office.

(b)    Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the Officers shall, subject to the terms of this Agreement and the Act, have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as such Officers deem necessary or appropriate to accomplish the foregoing.

(c)    Authority of Officers. Subject to Section 6.2(b), any Officer of the Company shall have the right, power and authority to transact business in the name of the Company or to execute agreements on behalf of the Company, with respect to those agreements which are commonly signed by such equivalent officers of a corporation organized under the laws of the State of Delaware. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d)    Removal, Resignation and Filling of Vacancy of Officers. Subject to the terms of this Agreement, the Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of receipt of that notice or any later time specified in that notice; provided, however, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e)    Compensation of Officers. Subject to the terms of this Agreement, the Officers shall be entitled to receive compensation from the Company as determined by the Board.

ARTICLE VII

ALLOCATIONS AND OTHER TAX MATTERS

Section 7.1.    General Application. The rules set forth below in this Article VII shall apply for the purposes of determining each Member’s general allocable share of the items of income, gain, loss or expense of the Company comprising Net Income or Net Loss for each fiscal year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each fiscal year, the special allocations in Section 7.3 shall be made immediately prior to the general allocations of Section 7.2.

Section 7.2.    General Allocations.

(a)    Allocations for a Fiscal Year and a Winding Up Year. The items of income, expense, gain and loss of the Company comprising Net Income or Net Loss of the Company for a fiscal year (including any Winding Up Year), shall be allocated among the Persons who were Members during such fiscal year in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such fiscal year to equal the excess (which may be negative) of:

(i)    the hypothetical distribution (if any) that such Member would receive if, on the last day of the fiscal year: (A) all Company assets, including cash, were sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such fiscal year; (B) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability, to the Gross Asset Value of the assets securing such liability); and (C) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 8.1(a), over

(ii)    the sum of: (A) the amount, if any, which such Member is obligated to contribute to the capital of the Company; (B) such Member’s share of the Company Minimum Gain determined pursuant to Regulations Section 1.704-2(g); and (C) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 7.2(a)(i).

(b)    Loss Limitation. Notwithstanding anything to the contrary in this Section 7.2, the amount of items of expense and loss of the Company allocated pursuant to this Section 7.2 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. All such items in excess of the limitation set forth in this Section 7.2(b) shall be allocated first, to Members who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter, to all Members, pro rata, in proportion to their Units held.

Section 7.3.    Special Allocations. The following special allocations shall be made in the following order:

(a)    Minimum Gain Chargeback. In the event that there is a net decrease during a fiscal year in either Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VII, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.

(b)    Qualified Income Offset. Subject to Section 7.3(a), but notwithstanding any other provision of this Article VII, items of income and gain shall be specially allocated to the Members in a manner that complies with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

(c)    Deficit Capital Accounts Generally. If a Member has a deficit Capital Account balance at the end of any fiscal year which is in excess of the sum of: (i) the amount such Member is then obligated to restore pursuant to this Agreement; and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of income and gain of the Company in an amount of such excess as quickly as possible, provided that any allocation under this Section 7.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VII have been tentatively made as if this Section 7.3(c) were not in this Agreement.

(d)    Deductions Attributable to Member Nonrecourse Debt. Any item of loss or expense of the Company that is attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Member Nonrecourse Debt.

(e)    Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated among the Members pro rata to their relative ownership of Units.

(f)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any asset of the Company, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

The allocations pursuant to Sections 7.3(a), 7.3(b) and 7.3(c) shall be comprised of a proportionate share of each of the Company’s items of income or gain. The amounts of any income, gain, loss or deduction of the Company available to be specially allocated pursuant to this Section 7.3 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) of the definitions of Net Income and Net Loss.

Section 7.4.    Allocation of Nonrecourse Liabilities. For purposes of determining each Member’s share of Nonrecourse Liabilities, if any, of the Company in accordance with Regulations Section 1.752-3(a)(3), the Members’ interests in the Company’s profits shall be determined in the same manner as prescribed by Section 7.3(e).

Section 7.5.    Other Allocation Rules.

(a)    Tax Allocations; Other Allocation Rules.

(i)    Tax Allocations. Tax allocations of each item of income, gain, loss, or deduction of the Company for federal income tax purposes for each fiscal year or other accounting period of the Company shall be made consistent with and in the same proportion as the corresponding allocations of such items of income, gain, loss or deduction that are made pursuant to Sections 7.2 and 7.3 for such year or period, except that, solely for tax purposes, items of income, expense, gain and loss with respect to assets of the Company reflected hereunder in the Members’ Capital Accounts and on the books of the Company at values that differ from the Company’s adjusted tax basis in such assets shall be allocated among the Members so as to take account of those differences in a manner which will comply with Code Sections 704(b) and 704(c) and the Regulations promulgated thereunder. The Company shall, at the discretion of the Board of Managers, make, or not make, “curative” or “remedial” allocations (within the meaning of the Regulations Section 1.704-3).

(ii)    Changes in Members’ Interests. If during any fiscal year or other accounting period of the Company there is a change in any Member’s interest in the Company, the Board of Managers shall allocate Net Income or Net Loss to the Members in a manner that complies with the provisions of Code Section 706 and the Regulations thereunder.

(iii)    Credits. All tax credits of the Company for a fiscal year or other accounting period (or portion thereof, if appropriate) shall be allocated among the Members in accordance with their interests in such items in a manner reasonably determined by the Board of Managers, consistent with applicable law.

(b)    Tax Withholding.

(i)    If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement each Member shall be treated as having received a distribution under Article VIII equal to the portion of the withholding tax allocable to such Member, as reasonably determined by the Board of Managers.

(ii)    If the Company incurs a withholding tax obligation with respect to the share of income allocated to any Member, any amount which is (A) actually withheld from a distribution that would otherwise have been made to such Member, and (B) paid over to the applicable taxing authority in satisfaction of such withholding tax obligation shall be treated for all purposes under this Agreement as if such amount had been distributed to such Member under Article VIII. For these purposes, each Member’s direct and indirect share of any payments by the Company or any other entity treated as a partnership for U.S. federal income tax purposes (other than the portion of any such payment by an entity that is held directly or indirectly by the Company through an entity treated as a corporation for U.S. federal income tax purposes) pursuant to Subchapter C of Chapter 63 of the Code shall be deemed to be a withholding tax obligation with respect to such Member that otherwise meets the requirements of the preceding sentence to be treated as having been distributed to such Member under Article VIII.

(iii)    Taxes withheld pursuant to Sections 7.5(b)(i) or (ii), but which exceed the amount, if any, actually withheld from a distribution which would otherwise have been made to such Member, shall be treated as an interest-free advance to such Member. Amounts treated as advanced to any Member pursuant to this Section 7.5(b)(iii) shall be repaid by such Member to the Company within thirty (30) days after the Board of Managers gives notice to such Member making demand therefor, with any such demands being made equitably and ratably of such Members. Any amounts so advanced and not timely repaid shall bear interest, commencing on the expiration of said thirty (30) day period, compounded monthly on unpaid balances, at an annual rate equal to the Applicable Federal Rate as of such expiration date. The Company shall collect any unpaid amounts from any distributions by the Company that would otherwise be made to such Member.

(iv)    The Company shall not be liable for any excess taxes withheld in respect of any Member’s Units, and, in the event of any such overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority. If the Company or any of its respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Board of Managers in its discretion, consultants or agents, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then such Member shall, unless otherwise agreed by the Board of Managers in writing, to the fullest extent permitted by law, indemnify and hold harmless the Company or any of its respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Board of Managers in its discretion, consultants or agents, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability. The provisions contained in this Section 7.5(b) shall survive the termination of the Company, the termination of this Agreement and the Transfer of any Units.

(c)    Tax Classification of the Company. It is intended that the Company be classified as a partnership for United States federal income tax purposes.

(d)    Certain Tax Elections. Except in connection with actions taken in accordance with Section 11.1, the Company shall not file any election pursuant to Regulations Section 301.7701-3(c) to be treated as an entity other than a partnership or elect, pursuant to Code Section 761(a), to be excluded from the provisions of subchapter K of the Code.

(e)    Publicly Traded Partnership. To ensure that Units are not traded on an established securities market within the meaning of Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained in this Agreement:

(i)    the Company shall not participate in the establishment of a market or the inclusion of Units thereon; and

(ii)    the Company shall not recognize any Transfer made on any market by (A) redeeming any Units of a Member, or (B) admitting as a Member any transferee pursuant to a Transfer or otherwise recognizing any rights of any transferee, such as a right of such transferee to receive distributions from the Company (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

(f)    Other Tax Elections.

(i)    Elections by the Company. Except as provided in Section 7.5(a)(i), relating to Code Section 704(c) allocation methods, Section 7.5(d), relating to the tax classification of the Company, and Section 7.5(f)(ii), relating to Code Section 754 elections, the Board of Managers may make, or refrain from making, in its sole and absolute discretion, any tax election provided under the Code, or any provision of state, local or foreign tax law. All decisions and other matters concerning the computation and allocation of items of income, gain, loss, deduction and credits among the Members, and accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board. Any determination made pursuant to this Section 7.5(f) by the Board of Managers shall be conclusive and binding on all Members.

(ii)    Elections by Company Subsidiaries. The Company will make and the Company will, if authorized in the sole and absolute discretion of the Board of Managers, cause any and all eligible Company Subsidiaries to make, an election under Code Section 754.

(iii)    Election by Members. In the event any Member makes any tax election that requires the Company to furnish information to such Member to enable such Member to compute its own tax liability, or requires the Company to file any tax return or report with any tax authority, in either case that would not be required in the absence of such election made by such Member, the Board of Managers may, as a condition to furnishing such information or filing such return or report, require such Member to pay to the Company any incremental expenses incurred in connection therewith.

(iv)    Other Member Obligations. Promptly upon request, each Member shall use commercially reasonable efforts to provide the Company with any information related to such Member necessary (A) to allow the Company to comply with any tax reporting, tax withholding or tax payment obligations of the Company or (B) to establish the Company’s legal entitlement to an exemption from, or reduction of, withholding or other taxes or similar payments, including U.S. federal withholding tax under Sections 1471 and 1472 of the Code. For the avoidance of doubt, if a Member fails to provide the Company with any such information, such Member shall not be relieved of any adverse consequences of such failure even if such Member used commercially reasonable efforts to provide such information. A Member who acquires a Unit shall promptly furnish to the Company such information as the Company shall reasonably request to enable it to compute the adjustments required by Section 755 of the Code and the Regulations thereunder.

Section 7.6.    Tax Matters Member.

(a)    Designation. The Board may appoint, or remove a Person to be designated as the tax matters partner within the meaning of Code Section 6231(a)(7) (the “Tax Matters Member”). In such capacity, the Tax Matters Member shall have all of the rights, authority and power, and shall be subject to all of the regulations of, a tax matters partner to the extent provided in the Code and the Regulations. The Tax Matters Member shall also be the “partnership representative” within the meaning of Code Section 6223, and for the avoidance of doubt, references herein to “Tax Matters Member” shall include a person acting in the capacity of “partnership representative.”

(b)    Foreign, State and Local Tax Law. If any foreign, state or local tax law provides for a tax matters partner or person having similar rights, powers, authority or obligations, the Tax Matters Member shall also serve in such capacity. In all other cases, the Tax Matters Member shall represent the Company in all tax matters to the extent allowed by law.

(c)    Expenses of the Tax Matters Member. Expenses incurred by the Tax Matters Member as the Tax Matters Member, or in a similar capacity as set forth in this Section 7.6, shall be borne by the Company as Company expenses. Such expenses shall include fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs.

(d)    Effect of Certain Decisions by Tax Matters Member. Any decisions made by the Tax Matters Member, including whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest shall be made in the Tax Matters Member’s sole and absolute discretion.

(e)    Inconsistent Return Positions. No Member shall file a notice with the IRS under Code Section 6222(b) in connection with such Member’s intention to treat an item on such Member’s federal income tax return in a manner that is inconsistent with the treatment of such item on the Company’s federal income tax return, unless such Member has, not less than thirty (30) days prior to the filing of such notice, provided the Tax Matters Member with a copy of the notice; in addition, such Member shall thereafter in a timely manner provides such other information related thereto as the Tax Matters Member shall reasonably request.

(f)    Consolidated Audit Rules. In furtherance of the foregoing, if the Company is not subject to the consolidated audit rules of Code Section 6221 through 6234 during any taxable year, the Members hereby agree to sign an election pursuant to Code Section 6231(a)(1)(B)(ii) to be filed with the Company’s federal income tax return for such taxable year to have such consolidated audit rules apply to the Company to the extent such election is available.

ARTICLE VIII

DISTRIBUTIONS

Section 8.1.    Distributions.

(a)    Order of Distributions. If and to the extent that the Company makes distributions to its Members, other than pursuant to Section 8.3 and subject to Section 8.1(c), the Company shall, to the fullest extent permitted by law, including without limitation, Section 18-607 of the Act, make distributions as follows:

(i)    first, to the Series 1 Senior Preferred Members and the Junior Preferred Members, pro rata between the Series 1 Senior Preferred Members and Junior Preferred Members based on the ratio of the aggregate Series 1 Senior Preferred Original Issue Price plus the aggregate Series 1 Senior Preferred Dividend Amount, if any, at such time, to the aggregate Junior Preferred Original Issue Price plus the aggregate Junior Preferred Dividend Amount, if any, at such time, and further pro rata (A) between the Series 1 Senior Preferred Members, based on the number of Series 1 Senior Preferred Units held by each of them as of such time and (B) between the Junior Preferred Members, based on the number of Junior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (i) equals: (1) with respect to each outstanding Series 1 Senior Preferred Unit, the Series 1 Senior Preferred Original Issue Price plus the Series 1 Senior Preferred Dividend Amount, if any, and (B) with respect to each outstanding Junior Preferred Unit, the Junior Preferred Original Issue Price plus the Junior Preferred Dividend Amount, if any;

(ii)    second, to the Series A Common Members, the Series B Common Members, the Series C Common Members and the Series D Common Members, pro rata to the aggregate number of Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units, until the cumulative amount distributed pursuant to this clause (ii) with respect to one Series A Common Unit, Series B Common Unit, Series C Common Unit and vested Series D Common Unit equals the cumulative amount distributed to one Junior Preferred Unit pursuant to clause (i);

(iii)    third, to the Junior Preferred Members, the Series A Common Members, the Series B Common Members, the Series C Common Members and the Series D Common Members, pro rata to the aggregate number of Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units, until the cumulative amount distributed pursuant to clauses (i), (ii) and (iii) with respect to one Junior Preferred Unit, Series A Common Unit, Series B Common Unit, Series C Common Unit and vested Series D Common Unit equals the cumulative amount distributed to one Series 1 Senior Preferred Unit pursuant to clause (i); and

(iv)    fourth, subject to Section 3.7, to all Holders of Units, pro rata to the number of Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units.

Solely for purposes of this Section 8.1(a), all Series B Common Units and Series D Common Units resulting from the conversion of the Series A Common Units of the Company (as defined in the 2nd A&R Agreement) as part of the GT Merger that had been issued on or prior to December 17, 2014, shall be deemed fully vested.

(b)    Timing of Distributions. The Members acknowledge that the Company shall make distributions at such times as designated by the Board, in its sole discretion, and in accordance with the terms set forth herein; provided, however, that in the event of a Deemed Liquidation Event, the Board shall to the extent permitted by law, cause the Company to distribute to the Members, pursuant to Section 8.1(a), the proceeds received by the Company in connection with such Deemed Liquidation Event within 90 days after the Deemed Liquidation Event; provided that the holders of at least 66% of the outstanding Series 1 Senior Preferred Units and the holders of a majority of the Junior Preferred Units may together waive the occurrence of a Deemed Liquidation Event.

(c)    Profits Interests. If the Company issues Series D Common Units intended to be treated as “profits interests” (as that term is used in Revenue Procedures 93-27 and 2001-43), the Members intend that, under current interpretations of the Code, the recipient will not realize income upon the issuance of such Unit.    In furtherance of such intention, distributions in respect of any such Series D Common Unit may be limited, as determined by the Board, so that such Series D Common Unit does not share in the value of the Company’s assets as of the date of grant of such Series D Common Unit, and only shares in subsequent appreciation in value of the Company’s assets. Following the promulgation, if any, of final regulations and associated guidance by the Treasury Department and Internal Revenue Service regarding the tax consequences associated with the issuance or transfer of partnership interests in exchange for the performance of services, the Company is authorized and directed to elect (on behalf of the Company and each of its Members) to have the liquidation value safe harbor contemplated by proposed Section 1.83-3(l) of the Treasury Regulations and by the revenue procedure contemplated by IRS Notice 2005-43 (or the corresponding provisions of any such final Treasury Regulations or associated guidance) apply irrevocably with respect to all Series D Common Units transferred in connection with the performance of services. The Company and each Member (including any Member obtaining a Member interest in exchange for the performance of services and any Person to whom a Member interest in the Company is Transferred) shall comply with all requirements associated with any such election, including forfeiture allocations if the interest for which a Section 83(b) election is made is later forfeited, while the election remains effective.

Section 8.2.    Non-Cash Distributions. Whenever a distribution provided for in this Article VIII shall be payable in property other than cash, the amount of the distribution shall equal the Gross Asset Value of such property.

Section 8.3.    Tax Distributions. The Board shall cause the Company to distribute within five (5) days prior to each April 15, June 15, September 15 and January 15 of the succeeding year (or such other time period or date as the Board shall determine), in proportion to their respective Tax Liability Deficiencies (as hereinafter defined) for the period in question, an amount up to the aggregate Tax Liability Deficiencies of all Members for such period. For purposes of this Section 8.3, the term “Tax Liability Deficiency” means the excess, if any, of (A) the highest marginal combined U.S. federal and state tax rates applicable to individuals, taking into account the character of income and such other reasonable assumptions as determined by the Board, or such higher rate as determined by the Board to be appropriate in order for the Members to defray their tax liability associated with an ownership interest in the Company, of the amount of the Company’s federal taxable income (as estimated by the Board) for the current taxable year allocated to the Members pursuant to Article VII in respect of the class of Units held by such Members, over (B) the cumulative amount of cash previously distributed to the Member during such taxable year pursuant to Section 8.1 attributable to such taxable year, in each case, in respect of such class of Units. For these purposes, a Member’s Tax Liability Deficiency shall be determined separately for each class of Units held by such Member. Any distributions made to a Member pursuant to this Section 8.3 in respect of such Member’s Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units or Series D Common Units, to the extent attributable to allocations to such Member corresponding to amounts distributable to such Member in respect of such Units pursuant to Section 8.1, shall be treated as advances against and shall reduce dollar-for-dollar any subsequent distributions to be made pursuant to Section 8.1 in respect of such Member’s Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units or Series D Common Units, as applicable. The determination of Tax Liability Deficiency shall be subject to such other adjustments and modifications as determined by the Board to be equitable. If the Company shall fail to make distributions in respect of any Member’s Tax Liability Deficiency with respect to a taxable year, then prior to making distributions pursuant to this Section 8.3 in respect of the Tax Liability Deficiencies of the Members for any subsequent taxable year, the Company shall make distributions pursuant to this Section 8.3 to the Member or Members who did not receive sufficient distributions to meet the prior year’s Tax Liability Deficiency until such deficiency is remedied. For the avoidance of doubt, if the amount of the distributions to be made pursuant to this Section 8.3 is less than the Tax Liability Deficiency of the Members, any distributions made pursuant to this Section 8.3 shall be made to the Members in proportion to their respective share of the Tax Liability Deficiency.

ARTICLE IX

BOOKS AND RECORDS; REPORTS

Section 9.1.    Books and Records. The Officers will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.2 or pursuant to applicable law. Each Major Investor and each Series C Common Member shall have reasonable access, during normal business hours and upon reasonable advance notice, to the Company’s facilities, to discuss the operations and business of the Company with the Officers of the Company and to inspect the Company’s books and records, subject to reasonable confidentiality agreements that the Board may impose. Each Member shall have the right to inspect and make a copy of the List of Members; provided that a Series D Common Member shall only have the right to inspect the List of Members as to its own entry therein.

Section 9.2.    Reports.

(a)    Financial Statements. The Company shall deliver to each Major Investor and each Series B Common Member:

(i)    no later than 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with consolidated statements of income, owners’ equity and cash flow of the Company for such year;

(ii)    no later than 45 days after the end of each fiscal quarter, a copy of the consolidated balance sheet of the Company as at the end of such quarter, together with consolidated statements of income, owners’ equity and cash flow of the Company for such quarter; and

(iii)    such other information as determined by the Board of Managers.

(b)    Monthly and Other Reports. The Company shall deliver to each Major Investor and each Series B Common Member:

(i)    promptly after the end of each fiscal month, a copy of the consolidated balance sheet of the Company as at the end of such month, together with consolidated statements of income, owners’ equity and cash flow of the Company for such month;

(ii)    promptly after the end of each fiscal quarter, a copy of the current capitalization table of the Company; and

(iii)    within thirty (30) days prior to the end of each fiscal year, a copy of a comprehensive operating budget forecasting the Company’s revenues, expenses and cash position on a month-to-month basis for the upcoming fiscal year.

(c)    Tax Reports. Within 90 days after the end of each fiscal year, the Company shall deliver to each Member such Member’s Schedule K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member’s federal, state and local income tax returns, including a statement showing such Member’s share of the Company’s income, gain or loss, expense and credit for such fiscal year for federal income tax purposes.

Section 9.3.    Fiscal Year. The fiscal year of the Company shall be the twelve (12) month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board of Managers. The taxable year of the Company for federal and applicable state income tax purposes shall be the same as the Company’s fiscal year unless a different taxable year is required by applicable law.

Section 9.4.    Non-Disclosure. Each Member agrees that it shall not disclose, reveal, divulge or communicate to any Person (except an Affiliate), or use or otherwise exploit for its own benefit or for the benefit of any other Person, any Confidential Information, except with the consent of the Board. No Member shall have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable law; provided, that, in the event disclosure is required by applicable law, the applicable Member shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order. Notwithstanding the foregoing, nothing in this Agreement prohibits a Member from reporting possible violations of federal or state law or regulations to any governmental agency or entity or self-regulatory institution, including the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Board or the Chief Executive Officer shall not be required to make any such reports or disclosures pursuant to the preceding sentence and a Member is not required to notify the Company that it has made such reports or disclosures pursuant to such sentence.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1.    Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) subject to Section 6.1(j)(i), the written consent of both the Board (in accordance with the terms of this Agreement) and a Voting Majority, (b) the sale of all of the assets of the Company in accordance with the terms of this Agreement, and (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 10.2.    Liquidation. Upon dissolution of the Company, the Board of Managers or, if one is appointed, an authorized liquidating trustee, shall wind up the Company’s affairs. Upon termination and dissolution of the Company and liquidation of its assets, the Board of Managers or liquidating trustee, as the case may be, shall apply the Company’s assets to the payment of all liabilities owing to creditors in accordance with the applicable law. The Board of Managers or liquidating trustee, as the case may be, shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid by the Board of Managers or liquidating trustee, as the case may be, upon dissolution to a bank or trust company to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period or occurrence of such events as the Board of Managers or liquidating trustee, as the case may be, may in establishing such reserves deem advisable, such reserves shall be distributed to the Members in the manner set forth in Section 8.1(a).

Section 10.3.    Final Allocation and Distribution. After paying all liabilities to creditors and providing for reserves in accordance with Section 10.2, the Board of Managers or liquidating trustee, as the case may be, shall: (i) make a final allocation of all items comprising Net Income and Net Loss to the Members’ Capital Accounts in accordance with Article VII, which allocation shall take into account any unrealized gains and losses with respect to assets to be distributed in kind in accordance with Sections 1.704 1(b)(2)(iv)(e) and 1.704 1(b)(2)(iv)(f) of the Regulations; and (ii) distribute all other remaining assets of the Company to the Members in the manner set forth in Section 8.1(a).

ARTICLE XI

CONVERSION

Section 11.1.    Conversion to Corporation.

(a)    Conversion. Notwithstanding anything to the contrary contained herein, (i) upon the request of the Voting Majority in connection with effecting the Initial Public Offering pursuant to which the offering price per share is equal to at least one hundred seventy-five percent (175%) of the Series 1 Senior Preferred Original Issue Price with gross proceeds to the Company of at least $20,000,000, or (ii) upon the request of the Holders of a majority of each of the outstanding Series 1 Senior Preferred Units and outstanding Junior Preferred Units, in connection with effecting the Initial Public Offering (in each case, a “QIPO”), each of the Members hereby agrees that it will take such action and execute such documents as may reasonably be necessary to: (A) convert the Company (including by merger or Unit contribution) into a corporation formed for the purpose of effecting the QIPO; or (B) contribute the assets of the Company and the equity interests of the Company Subsidiaries to a corporation (such corporation, in either case, the “Conversion Corporation”) in exchange for capital stock of the Conversion Corporation with equivalent value substantially concurrently with the closing of QIPO. If the Board reasonably determines that an alternative structure (as compared to the foregoing) to effect QIPO would be beneficial to the Members, collectively, and not materially adverse to any Member as compared to the foregoing, then each Member hereby agrees that it will take such action and execute such documents as may reasonably be necessary to effectuate such alternative structure upon the request of the Voting Majority.

(b)    Consideration. In such event, the Members shall be entitled to receive upon such conversion that value of the securities of the Conversion Corporation as equals the value of the Units which such Members held in the Company immediately prior to such conversion; provided that, upon completion of such conversion the securities received by each such Member shall as nearly as practicable provide such Member with the same economic, voting, preferences, benefits and other rights as such Member was entitled to prior to such conversion; provided, however, that if (i) the aggregate value of the securities received by the Series 1 Senior Preferred Members is greater than the aggregate Series 1 Senior Preferred Unreturned Capital and (ii) the aggregate value of the securities received by the Junior Preferred Members is greater than the aggregate Junior Preferred Unreturned Capital, each Member shall receive common stock of the Conversion Corporation with respect to its Units.

(c)    Registration Rights. Contemporaneously with the execution of this Agreement, the Company and certain Members have entered into an amended and restated registration rights agreement substantially in the form attached hereto as Exhibit C.

Section 11.2.    Member Cooperation Upon Certain Events. Each Member agrees to reasonably cooperate in connection with a conversion contemplated by Section 11.1 as may reasonably be requested by the Board.

Section 11.3.    Blocker Provisions.

(a)    If (i) the Company intends to become a wholly-owned subsidiary of a corporation (by merger, contribution, or otherwise) or the Company or any subsidiary holding all or substantially all of the assets of the Company intends either to convert into a corporation (by conversion, merger, or otherwise) or to elect to be taxed as a corporation for federal income tax purposes or intends to convert into a Conversion Corporation (in each case, the successor corporate entity to the Company or such subsidiary, the “Successor Corporation” and any such transaction, a “Corporate Transaction”) or (ii) the Company or any subsidiary intends to effect a sale, disposition or other similar transaction involving all or substantially all of the Units or assets of the Company (a “Covered Transaction”), the Company shall use commercially reasonable efforts to effect such Corporate Transaction or Covered Transaction, as applicable, so that each of (A) the Bain Fund, as the holder of all securities issued by BCLS Solid Bio, Inc. (the “Bain Blocker”) and (B) Foresite Capital Fund III, L.P. (the “Foresite Fund”) as the holder of all securities issued by FC Fund III Solid Holdings, Inc. (the “Foresite Blocker”), can exchange all (but not less than all) of the securities of the Bain Blocker or the Foresite Blocker, as applicable, for the securities of the Successor Corporation or proceeds from such Corporate Transaction or Covered Transaction that otherwise would have been directly or indirectly issued to the Bain Blocker or the Foresite Blocker, as applicable, and in a manner that, to the extent practicable without altering the intended economic arrangements of the parties, is otherwise a “reorganization” within the meaning of Section 368(a) of the Code or a transfer of property to a corporation in exchange for stock of such corporation pursuant to Section 351 of the Code.

(b)    The Company shall use commercially reasonable efforts to negotiate and consult with (i) the Bain Members and their Affiliates regarding the terms of any exchange of securities of the Bain Blocker pursuant to Section 11.3(a), and (ii) the Foresite Fund regarding the terms of any exchange of securities of the Foresite Blocker pursuant to Section 11.3(a), it being understood that (A) the parties intend that the gross proceeds to the Bain Members or the Foresite Fund as applicable, from such exchange shall be the same as the direct or indirect gross proceeds from such Corporate Transaction or Covered Transaction to the Bain Fund or Foresite Blocker, as applicable, absent any such exchange of Bain Blocker securities or Foresite Blocker securities, as applicable, pursuant to the provisions of this Section 11.3; provided, however, that no other Member shall bear any expenses, costs or adverse tax or economic consequences in connection with any such exchange (other than the potential adverse economic consequences to be indirectly borne by all Members through a reduction in total proceeds as a result of foregone potential tax benefits to the purchaser of Units or assets in connection with a Covered Transaction by reason of effecting a transfer of securities of Bain Blocker or the Foresite Blocker), (B) the Company may require each of the Bain Fund, the Bain Members, the Bain Blocker, the Foresite Fund, the Foresite Blocker and such other parties as are reasonably necessary, as applicable, to make certain representations and warranties, including representations and warranties by the Bain Blocker and the Foresite Blocker regarding their assets and liabilities, title to assets and lack of any activities other than holding a direct or indirect interest in the Company and (C) in no event shall the Company be liable to any Person for failure to effect any such Corporate Transaction or Covered Transaction in a manner that allows (1) the Bain Fund to exchange securities of the Bain Blocker for securities of the Successor Corporation or proceeds from a Corporate Transaction or Covered Transaction or for the tax consequences of any exchange by the Bain Fund of securities of the Bain Blocker pursuant to this Section 11.3 or (2) the Foresite Fund to exchange securities of the Foresite Blocker for securities of the Successor Corporation or proceeds from a Corporate Transaction or Covered Transaction or for the tax consequences of any exchange by the Foresite Fund of securities of the Foresite Blocker pursuant to this Section 11.3. All such negotiations shall be made by the applicable party in good faith.

(c)    If the Bain Fund transfers securities of the Bain Blocker to an Affiliate of the Bain Fund, the transferee of such securities shall have the same rights and obligations of the Bain Fund pursuant to Section 11.3, so that any such Affiliate and the Bain Fund can collectively transfer all securities of the Bain Blocker as contemplated by this Section 11.3. The rights of the Bain Fund (and any Affiliate of the Bain Fund that holds securities of the Bain Blocker) and the obligations of the Company, as set forth in this Section 11.3, shall cease to exist if any securities of the Bain Blocker are not owned by the Bain Fund or its Affiliates; provided that in the event of a transfer of securities of the Bain Blocker other than to an Affiliate of the Bain Blocker, the Company shall use commercially reasonable efforts to cause these rights to apply to a transferee of such securities, it being understood that as part of such undertaking the successor to such securities and its Affiliates would be expected to agree to provisions comparable to those set forth in this Section 11.3 applicable to the Bain Fund, the Bain Blocker and the Bain Members and their Affiliates.

(d)    If the Foresite Fund transfers securities of the Foresite Blocker to an Affiliate of the Foresite Fund, the transferee of such securities shall have the same rights and obligations of the Foresite Fund pursuant to Section 11.3, so that any such Affiliate and the Foresite Fund can collectively transfer all securities of the Foresite Blocker as contemplated by this Section 11.3. The rights of the Foresite Fund (and any Affiliate of the Foresite Fund that holds securities of the Foresite Blocker) and the obligations of the Company, as set forth in this Section 11.3, shall cease to exist if any securities of the Foresite Blocker are not owned by the Foresite Fund or its Affiliates; provided that in the event of a transfer of securities of the Foresite Blocker other than to an Affiliate of the Foresite Fund, the Company shall use commercially reasonable efforts to cause these rights to apply to a transferee of such securities, it being understood that as part of such undertaking the successor to such securities and its Affiliates would be expected to agree to provisions comparable to those set forth in this Section 11.3 applicable to the Foresite Fund, the Foresite Blocker and their Affiliates.

ARTICLE XII

INDEMNIFICATION

Section 12.1.    Right to Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a Manager or Officer or, while a Manager or Officer, is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, (i) except as otherwise provided in Section 12.3, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Managers, and (ii) the Company shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by the Company against such Indemnified Person.

Section 12.2.    Prepayment of Expenses. The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XII or otherwise; and provided further, that the Company shall not be required to pay such expenses in connection with a Proceeding (or part thereof) commenced by the Company against such Indemnified Person.

Section 12.3.    Claims by Managers and Officers. If a claim for indemnification or advancement of expenses under this Article XII is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 12.4.    Indemnification of Employees and Agents. The Company may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Managers in its sole discretion.

Section 12.5.    Advancement of Expenses of Employees and Agents. The Company may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Managers.

Section 12.6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article XII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Formation, any other agreement, vote of the Members or disinterested Managers or otherwise.

Section 12.7.    Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, manager, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person actually collects as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 12.8.    Insurance. The Board of Managers shall, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate Officer or Officers to purchase and maintain at the Company’s expense insurance in amounts satisfactory to the Board (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of Managers, Officers and employees under the provisions of this Article XII, and (b) to indemnify or insure Managers, Officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article XII; provided, however, that if the Company maintains any such insurance for any Manager or Officer, it shall maintain it for all Managers and Officers.

Section 12.9.    Fiduciary Duties.

(a)    Managers. Each Manager shall owe the Company and its Members the same fiduciary duties that a director of a Delaware corporation owes to such corporation and its stockholders.

(b)    Members. Each of the Members acknowledges and agrees that the sole duty and responsibility of any Member pursuant to this Agreement, applicable law or otherwise, shall be to act in the interest of such Member, as determined by the applicable Member in its sole discretion, and there shall be no limitations on such Member’s right to act as determined by the Member in its sole discretion, except as otherwise specifically provided herein.    In connection therewith, a Member may take into account only such Member’s best interests and such Member shall not be required to take into account the interest of any other Member or any other Person other than its own. No Member shall have any fiduciary or other implied duties or responsibilities except those expressly set forth herein, nor shall any fiduciary functions, responsibilities, duties, obligations or any liabilities be read into this Agreement or otherwise exist against such Member. To the maximum extent permitted by applicable law, no Member shall be a trustee or fiduciary for any other Member or the Company by reason of this Agreement. To the maximum extent permitted by law, each Member and the Company waive any fiduciary or other express or implied covenant, duty or other obligation of a Member to the other Members, the Company, any Company Subsidiaries or any third party, except for the specific obligations expressly set forth in this Agreement. To the maximum extent allowed by applicable law, each Member and the Company hereby waive all of the foregoing and all other duties, responsibilities or obligations (fiduciary or otherwise) that might otherwise apply to each.

Section 12.10.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Person’s heirs, executors and administrators.

ARTICLE XIII

MISCELLANEOUS

Section 13.1.    Amendments. This Agreement sets forth the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including without limitation any prior agreements among the Members and any prior agreements relating to the operation of the Company. Except as otherwise expressly set forth in this Agreement, this Agreement may not be modified, altered, supplemented or amended (by merger, repeal, or otherwise) except pursuant to a written agreement executed and delivered by the Voting Majority; provided, however, that (i) any such modification, alteration, supplement or amendment which materially disproportionately and adversely affects the rights and privileges of the Series 1 Senior Preferred Units, the Junior Preferred Units, the Series A Common Units, the Series B Common Units or the Series C Common Units as compared to the rights and privileges of any another class of Units shall require, the consent of the Holders of a majority of the outstanding Units of such adversely affected class of Units, voting separately as a class and (ii) any such modification, alteration, supplement or amendment which materially disproportionately and adversely affects the rights and privileges of any Member or Members of a class of Units without similarly affecting all Members of such class of Units shall require the consent of the Holders of a majority in interest of the Members that are so materially disproportionately and adversely affected. Notwithstanding the foregoing, this Agreement may be modified, altered, supplemented or amended solely upon the vote or written consent of the Board to reflect the creation and/or issuance of (A) any security having a right to receive distributions junior to the rights of the

Junior Preferred Units set forth in Section 8.1(a)(i) and (B) the Series 2 Senior Preferred Units; provided, in each case, such creation or issuance was undertaken in accordance with the terms of this Agreement.

Section 13.2.    Specific Performance. The Parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to the other Parties and that the other Parties will not have an adequate remedy at law. Therefore, the obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

Section 13.3.    Submission to Jurisdiction; Consent to Service of Process, Waiver of Jury Trial.

(a)    Submission to Jurisdiction. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    Consent to Service of Process. Each of the Parties hereby consents to process being served by any Party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 13.6.

(c)    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION: (i) ARISING UNDER THIS AGREEMENT; OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 13.4.    Entire Agreement; Waivers. This Agreement represents the entire understanding and agreement among the Parties with respect to the subject matter of this Agreement and any provision of this Agreement can be waived only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 13.5.    Governing Law. This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state.

Section 13.6.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (a) when delivered personally by hand (with written confirmation of receipt); (b) when sent by e-mail (with written confirmation of successful transmission); or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company, to:
Solid Biosciences, LLC 161 First Street, 3rd Floor
Cambridge, MA 02142
E-mail:
Attention:	Ilan Ganot
With a copy to:
Proskauer Rose, LLP
One International Place
Boston, Massachusetts 02110
E-mail:
Attention:	Daniel P. Finkelman
If to any Member, to the address of such Member set forth on the signature page hereto.

Section 13.7.    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 13.8.    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party except subject to the terms of this Agreement.

Section 13.9.    Non-Recourse. No past, present or future manager, director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, authorized person, or representative of any Member shall have any liability for any obligations or liabilities of such Member under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 13.10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN ACT of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be effective for all purposes.

EXHIBIT B

Subsequent Incorporated Provisions

Section 3.7.    Weighted-Average Anti-dilution Protection.

(a)    For the Senior Preferred Units. If the Company issues Units that constitute New Securities at a purchase price per such Unit less than the amount by which the Senior Preferred Blended Issue Price exceeds cumulative distributions in respect of a Senior Preferred Unit pursuant to this Agreement, solely for the purposes of Section 8.1(a)(x) the number of Senior Preferred Units outstanding and held by the Senior Preferred Members shall automatically be deemed to have been adjusted to the number obtained by multiplying the number of such Senior Preferred Units by a fraction (which shall in no event be less than one): (i) the numerator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units issued in connection with such issuance; and (ii) the denominator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units that would have been issued in the new issuance if the aggregate amount of consideration received for Units in such issuance were used to purchase Units at a price equal to the amount by which the Senior Preferred Blended Issue Price exceeds cumulative distributions in respect of a Senior Preferred Unit pursuant to this Agreement; provided, however, unless the Holders of a majority of the outstanding Senior Preferred Units elect otherwise, the deemed adjustment set forth in this Section 3.7 shall not be made with respect to the Senior Preferred Units held by any Senior Preferred Member who fails to, or has previously failed to, exercise in full its preemptive rights with respect to an issuance of Units that constitute New Securities that would cause a deemed adjustment set forth in this Section 3.7. If such issuance of New Securities was without consideration, then the Company shall be deemed to have received an aggregate of $.0001 of consideration for all such New Securities.

(b)    For the Junior Preferred Units. If the Company issues Units that constitute New Securities at a purchase price per such Unit less than the amount by which the Junior Preferred Original Issue Price exceeds cumulative distributions in respect of a Junior Preferred Unit pursuant to this Agreement, solely for the purposes of Section 8.1(a)(x) the number of Junior Preferred Units outstanding and held by the Junior Preferred Members shall automatically be deemed to have been adjusted to the number obtained by multiplying the number of such Junior Preferred Units by a fraction (which shall in no event be less than one): (i) the numerator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units issued in connection with such issuance; and (ii) the denominator of which shall be the sum of the number of all Units outstanding immediately prior to such issuance plus the number of Units that would have been issued in the new issuance if the aggregate amount of consideration received for Units in such issuance were used to purchase Units at a price equal to the amount by which the Junior Preferred Original Issue Price exceeds cumulative distributions in respect of a Junior Preferred Unit pursuant to this Agreement; provided, however, unless the Holders of a majority of the outstanding Junior Preferred Units elect otherwise, the deemed adjustment set forth in this Section 3.7 shall not be made with respect to the Junior Preferred Units held by any Junior Preferred Member who fails to, or has previously failed to, exercise in full its preemptive rights with respect to an issuance of Units that constitute New Securities that would cause a deemed adjustment set forth in this Section 3.7. If such issuance of New Securities was without consideration, then the Company shall be deemed to have received an aggregate of $.0001 of consideration for all such New Securities.

Section 3.8.    Redemption.

(a)    Redemption. To the extent permitted by the Act and applicable law, unless waived by the Holders of at least 66% of the then outstanding Senior Preferred Units, on the fifth annual anniversary of the date of this Agreement (the “Redemption Date”), the Company shall redeem all of the Senior Preferred Units then outstanding, out of funds legally available therefor, at a price (i) per Series 1 Senior Preferred Unit equal to the positive amount (if any) of: (A) the Series 1 Senior Preferred Original Issue Price, plus (B) the amount of any declared but unpaid dividends on such Series 1 Senior Preferred Unit as of the Redemption Date, minus (C) the amount of all previous distributions on such Series 1 Senior Preferred Unit that are not made in accordance with Section 8.3 and (ii) per Series 2 Senior Preferred Unit equal to the positive amount (if any) of: (A) the Series 2 Senior Preferred Original Issue Price, plus (B) the amount of any declared but unpaid dividends on such Series 2 Senior Preferred Unit as of the Redemption Date, minus (C) the amount of all previous distributions on such Series 2 Senior Preferred Unit that are not made in accordance with Section 8.3 (in each case, the “Redemption Price”). Notwithstanding the foregoing, any Holder of Senior Preferred Units may, by providing written notice to the Company prior to the Redemption Date, in lieu of having such Units redeemed pursuant to the foregoing and receiving any payment in connection therewith, convert all of such Holder’s Senior Preferred Units into Series C Common Units, on a 1:1 basis effective immediately prior to such redemption.

(b)    Insufficient Funds. If the funds of the Company legally available to be used for redeeming the Senior Preferred Units on the Redemption Date are insufficient to redeem all outstanding Senior Preferred Units, the Company shall (i) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem all outstanding Senior Preferred Units, including, without limitation, incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any and all funds that are legally available to redeem Senior Preferred Units from Senior Preferred Members ratably based on the respective number of Senior Preferred Units held by the Senior Preferred Members. At any time thereafter when additional funds of the Company are legally available to redeem the tendered Senior Preferred Units, the Company shall immediately use such funds to redeem the balance of the Senior Preferred Units that the Company became obligated to redeem on the Redemption Date (but which it has not yet redeemed).

(c)    Continuing Rights. From and after the Redemption Date, and upon the payment in full of the Redemption Price by the Company, the Senior Preferred Members shall have no further rights or privileges with respect to their Senior Preferred Units that were redeemed.

(d)    No Approval Required. No redemption under this Section 3.8 shall be subject to any consent or approval of the Board or the Members, and the Company and the Senior Preferred Members shall take such further actions that are reasonably necessary to effectuate the redemption contemplated by this Section 3.8.

Section 3.9.    Certain Payments. Under the Act, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Section 3.8, Article VIII or Article X shall be deemed to constitute money or other property paid or distributed in violation of the Act, and the Members agree that each such distribution shall constitute a compromise of the Members within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, the Member receiving such distribution shall not be required to return to any Person any such money or property, except as otherwise expressly set forth herein. If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Members, and, when funded, shall constitute a Capital Contribution to the Company by such Member.

ARTICLE IV

MEMBERS; VOTING

Section 4.1.    Members. The name, mailing address and e-mail address of each Member is set forth on the List of Members, and shall be revised from time to time in accordance with this Agreement to reflect the addition, substitution, withdrawal, resignation or change of address of any Member as permitted under the terms of this Agreement.

Section 4.2.    Consent. Unless otherwise expressly provided herein, the consent of the Members for purposes of this Agreement may be obtained: (a) at any meeting of the Senior Preferred Members, the Junior Preferred Members, the Series A Common Members and the Series B Common Members (collectively, the “Voting Members”); provided, that, Holders of a majority in number of the outstanding Senior Preferred Units, Junior Preferred Units, Series A Common Units and Series B Common Units, together as a single class (a “Voting Majority”), are present at such meeting and that a Voting Majority votes in favor of the matter being voted upon, or (b) by the written consent of a Voting Majority.

Section 4.3.    Meetings. Any matter requiring the approval or consent of the Voting Members pursuant to this Agreement may be considered at a meeting of the Voting Members held not less than five (5) nor more than sixty (60) days after notification thereof shall have been given by the Board to the Voting Members. Such notification may be given by the Board, in its discretion, at any time. Any such notification shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the state of the Company’s principal place of business at such reasonable place as the Board shall designate and during normal business hours. To the fullest extent permitted by applicable law, any meeting may be held by conference telephone or similar communication equipment so long as all Voting Members participating in the meeting can hear one another, and all Voting Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting. Any Voting Member may waive notice of a meeting by executing a written waiver. A Voting Member may act in person or by written proxy at any meeting of the Voting Members.

Section 4.4.    Admission of Additional Members. Subject to the terms of this Agreement, one or more additional or substitute Members of the Company may be admitted to the Company by vote or with the written consent of the Board. Any such additional or substitute Member shall be admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement. If a Member Transfers all of its interest in the Company pursuant to the terms of this Agreement, such admission shall be deemed effective immediately prior to such Transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

Section 4.5.    Voting Rights. Only Voting Members shall be entitled to participate as Members in the governance of the Company. Each Voting Member shall have the right to one vote per full Senior Preferred Unit, Junior Preferred Unit, Series A Common Unit or Series B Common Unit held by it. Except as otherwise expressly provided herein, the Voting Members shall vote together and not as separate classes. Except as otherwise expressly provided herein, Series C Common Members and Series D Common Members shall have no voting or consent or other rights or powers under this Agreement or the Act with respect to their Series C Common Units and Series D Common Units, other than the right to receive distributions as specifically enumerated in this Agreement.

Section 4.6.    No Management or Dissent Rights. Except as set forth herein or otherwise required by law, no Member shall have any right to take part in the management or operation of the Company other than through the Managers appointed by the Members having the right to designate Managers to the Board. No Member shall, without the prior written approval of the Board, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of this Agreement. Members shall not be entitled to any dissenters rights or to seek appraisal with respect to any transaction, including the merger or consolidation of the Company with any Person. For the avoidance of doubt, no Member shall have any “contractual appraisal rights” as such term is used in Section 18-210 of the Act.

Section 4.7.    Bankruptcy of a Member. The occurrence of any event set forth in Section 18-304 of the Act with respect to a Member shall not cause a dissolution of the Company, but the rights of such Member to receive distributions shall, on the happening of such an event, devolve on its successor, administrator or other legal representative for the purpose of settling its estate or administering its property, and the Company shall continue as a limited liability company. The successor or estate of any bankrupt Member described in the preceding sentence shall be liable for all the obligations of such Member.

ARTICLE V

TRANSFER OF COMPANY INTERESTS

Section 5.1.    Prohibited Transfers. No Member may Transfer all or any part of its Units or any interest therein if such Transfer: (i) would subject the Company to the reporting requirements of the Exchange Act, (ii) is prohibited by the Securities Act, (iii) would be to a competitor of the Company, as determined by the Board in its sole discretion; provided, for purposes of clarity, none of the Biogen Member, the Perceptive Members, Jennison Global Healthcare Master Fund, Ltd., the Janus Members, the RA Members, FC Fund III Solid Holdings, Inc. and the Bain Members, nor any of their respective Affiliates, shall be deemed a competitor of the Company, or (iv) would cause the Company to lose its status as a partnership for federal income tax purposes or cause the Company to be classified as a “publicly traded partnership” within the meaning of Code Section 7704 and the Regulations promulgated thereunder. No Series B Common Member or Series D Common Member may Transfer any of its unvested Series B Common Units or Series D Common Units, respectively. Notwithstanding anything to the contrary in this Agreement, no Transfer to any Person who is not already a Member shall be effective, and no such Transfer will be recognized by the Company, unless and until such Transfer has been evidenced by a written agreement, in form and substance satisfactory to the Company, that has been executed by the transferor, the transferee and the Company, pursuant to which the transferee shall agree to be bound by the terms, conditions and obligations of this Agreement and such Units shall continue to be subject to the provisions set forth in this Agreement.

Section 5.2.    Right of First Refusal.

(a)    Inside Offer. Subject to the terms of Section 5.1, if any Series D Common Member holding Series D Common Units representing greater than one percent (1%) of the outstanding Units of the Company (the “Offeror”) desires to Transfer any or all of its Series D Common Units (the “Offered Units”), the Offeror shall deliver to the Company, the Senior Preferred Members and the Junior Preferred Members (the “Offerees”) a written notice of the proposed transaction (hereinafter referred to as a “First Refusal Notice”) to Transfer the Offered Units, which shall set forth the name and address of the proposed purchaser (the “Third Party Purchaser”) and the material terms and conditions of the proposed transaction, including the purchase price and the number of Offered Units. The First Refusal Notice shall be accompanied by a written offer (hereinafter referred to as the “Inside Offer”) irrevocable for twenty (20) Business Days from the date it is given, to sell to the Offerees, for a price determined in accordance with Section 5.2(c), the Offered Units, on the same terms and conditions as are contained in the First Refusal Notice. Upon such occurrence, the Company shall be entitled to purchase any of the Offered Units that it chooses, which decision shall be made by a vote of the Board. If the Company does not purchase all of the Offered Units, each Offeree holding Senior Preferred Units shall be entitled to purchase its pro rata share of the Offered Units not purchased by the Company. The pro rata share of each such Offeree shall be equal to the product obtained by multiplying the Offered Units that are not to be purchased by the Company by a fraction, the numerator of which is the number of Senior Preferred Units held by such Offeree at the time of sale and the denominator of which is the number of Senior Preferred Units held by all such Offerees at such time. If the Company and the Senior Preferred Members do not purchase all of the Offered Units, each Offeree holding Junior Preferred Units shall be entitled to purchase its pro rata share of the Offered Units not purchased by the Company and Senior Preferred Members. The pro rata share of each such Offeree shall be equal to the product obtained by multiplying the Offered Units that are not to be purchased by the Company and Senior Preferred Members by a fraction, the numerator of which is the number of Junior Preferred Units held by such Offeree at the time of sale and the denominator of which is the number of Junior Preferred Units held by all such Offerees at such time. If one or more Offerees accept the Inside Offer as to any Offered Units, such Offerees shall purchase and pay for such Offered Units in accordance with the terms of the Inside Offer. If any Offeree other than the Company does not accept its pro rata share of Offered Units, the other Offerees other than the Company that have accepted the Inside Offer in a timely fashion shall have the right of over-allotment with respect thereto.

(b)    Right of First Refusal Procedure. If any of the Offered Units offered by the Offeror are not purchased pursuant to the Inside Offer, or payment therefor is not made in accordance with Sections 5.2(d) and Section 5.2(e), the Offeror may Transfer such Offered Units to the Third Party Purchaser on the same terms and conditions set forth in the First Refusal Notice, during the sixty (60) day period immediately following expiration of the Inside Offer; provided that such Third Party Purchaser shall receive and hold such Offered Units subject to the provisions of this Agreement. All Offered Units Transferred pursuant to this Section 5.2 (other than Offered Units purchased by the Company) shall remain subject to the terms of this Agreement. Any Offered Units not purchased pursuant to the Inside Offer or by the Third Party Purchaser within such sixty (60) day period may not be Transferred without again offering them to the Offerees in accordance with this Section 5.2.

(c)    Purchase Price. The purchase price to the Offerees for Offered Units shall be an amount equal to: (i) 100% of the cash purchase price plus (ii) 100% of the fair market value (as reasonably determined in good faith by the Board) of any non-cash consideration identified in the First Refusal Notice.

(d)    Terms of Payment. If the Offerees exercise their right to purchase Offered Units pursuant to the terms of this Section 5.2, the Offerees shall purchase such Offered Units on substantially the same terms and with the same method of payment as are specified in the First Refusal Notice; provided, however, that if the method of payment set forth in the First Refusal Notice consists of property other than cash, then the Offerees shall be entitled to pay the purchase price in a sum of cash equivalent to the fair market value (as reasonably determined in good faith by the Board) of such other property.

(e)    Closing. The closing date of the purchase of Offered Units subscribed for by the Offerees pursuant to this Section 5.2 shall be as specified in the written acceptance from the subscribing Offerees to the Offeror, which date shall not be fewer than five (5) or more than thirty (30) days after the giving of such notice by the Offerees. At such closing, the Offeror shall deliver to the subscribing Offerees appropriate documents representing ownership of the Offered Units being sold, duly endorsed for Transfer and accompanied by all requisite transfer taxes, if any, and such Offered Units shall be free and clear of any liens, claims, options, charges or encumbrances (other than restrictions under this Agreement or applicable securities laws), and the Offeror shall so represent and warrant, and shall further represent and warrant that the Offeror is the sole record and beneficial owner of such Offered Units. The Offerees purchasing Offered Units shall deliver at the closing payment of the purchase price as described in Section 5.2(c). At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to effect the sale of such Offered Units, including counterpart signature pages to this Agreement to reflect a party’s status as a Member.

Section 5.3.    Right of Co-Sale. Subject to the terms of Section 5.1 and Section 5.2, if any Series D Common Member holding Series D Common Units representing greater than one percent (1%) of the outstanding Units of the Company (a “Selling Member”) proposes to sell all or any of its Series D Common Units (the “Specified Units”) to a Third Party Purchaser (excluding, for the avoidance of doubt, the Company), the Senior Preferred Members and Junior Preferred Members (the “Co-Sale Members”), regardless of whether a Co-Sale Member exercised its right of first refusal (if any) as an Offeree pursuant to Section 5.2, shall have the right to Transfer Senior Preferred Units and Junior Preferred Units of the Co-Sale Member to the Third Party Purchaser, as a condition to such Transfer by such Selling Member, in the amounts and on the terms and conditions as follows:

(a)    Option to Participate. The Selling Member shall deliver to the Company and the Co-Sale Members a written notice of the proposed transaction (hereinafter referred to as a “Co-Sale Notice”) to Transfer the Specified Units which shall set forth the name and address of the Third Party Purchaser and the material terms and conditions of the proposed transactions, including the purchase price and the number of Specified Units (the “Co-Sale Terms”). Co-Sale Members may elect to participate in the contemplated sale by delivering a written notice (an “Election Notice”) to the Selling Member within twenty (20) Business Days after the giving of a Co-Sale Notice relating to such Transfer and the Co-Sale Members may elect to Transfer in the contemplated transaction up to that number of Senior Preferred Units and Junior Preferred Units owned by the Co-Sale Members as is determined in accordance with Section 5.3(c).

(b)    Price per Unit. Each Co-Sale Member shall have the right to Transfer Series 1 Senior Preferred Units, Series 2 Senior Preferred Units and Junior Preferred Units to the Third Party Purchaser pursuant to the Co-Sale Notice for an amount per Series 1 Senior Preferred Unit, Series 2 Senior Preferred Unit or Junior Preferred Unit, respectively, that equals the amount per Series 1 Senior Preferred Unit, Series 2 Senior Preferred Unit or Junior Preferred Unit, respectively, that such Co-Sale Member would be entitled to receive, if, immediately prior to such sale, the Company sold all of its assets subject to all of its liabilities for an amount equal to the implied aggregate equity valuation of the Company as reasonably determined by the Board based on the price per Specified Unit that the Third Party Purchaser proposed to pay to the Selling Member, and distributed such amount to the Members pursuant to Section 8.1 and otherwise on the same terms and conditions as involved in such proposed sale to the Third Party Purchaser by the Selling Member.

(c)    Number of Units. Each Co-Sale Member shall have the right to Transfer pursuant to the Co-Sale Notice an amount of Senior Preferred Units and Junior Preferred Units equal to: (i) the number of Specified Units, multiplied by (ii) the result of: (A) the number of Senior

Preferred Units and Junior Preferred Units held by such Co-Sale Member, divided by (B) the total number of Series D Common Units (other than unvested Series D Common Units) issued and outstanding and held by the Selling Member plus the total number of all Senior Preferred Units and Junior Preferred Units issued and outstanding and held by all Co-Sale Members participating in such sale pursuant to this Section 5.3. To the extent that any Co-Sale Member exercises such right of participation in accordance with the terms and conditions of this Agreement, the number of Specified Units which the Selling Member may Transfer shall be correspondingly reduced.

(d)    Transfer Restrictions Binding on Third Party Purchaser. If any Units are sold pursuant to this Section 5.3 to any Third Party Purchaser who is not a party to this Agreement, such purchaser shall agree to be bound by the terms, conditions and obligations of this Agreement as a precondition to the purchase of such Units and such Units shall continue to be subject to the provisions set forth in this Agreement.

(e)    Representations and Warranties; Other Obligations. In connection with a Transfer pursuant to this Section 5.3, each participating Co-Sale Member shall be required (i) to make representations and warranties in such form as the Selling Member or the Third Party Purchaser may reasonably request, regarding the Senior Preferred Units and Junior Preferred Units that it proposes to Transfer, including, such Co-Sale Member’s ownership of and authority to Transfer such Senior Preferred Units and Junior Preferred Units, the absence of any liens or other encumbrances on such Senior Preferred Units and Junior Preferred Units (other than restrictions under this Agreement or applicable securities laws), and the compliance of such Transfer with federal and state securities laws and all other applicable laws and regulations; and (ii) to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations. In connection with a Transfer pursuant to this Section 5.3, no participating Co-Sale Member or any of its Affiliates shall be required to agree to any noncompetition, customer nonsolicitation or similar restrictive covenants.

(f)    No Waiver of Subsequent Rights. The exercise or non-exercise of the rights of any Co-Sale Member under this Section 5.3 shall not affect its rights to participate in subsequent Transfers by a Selling Member that meet the conditions specified in this Section 5.3.

(g)    Consummation of Sale. The Selling Member shall have no liability to any Co-Sale Member if any Transfer proposed to be made pursuant to this Section 5.3 is not consummated.

Section 5.4.    Indemnities. If Members are required to provide any representations, warranties or indemnities in connection with the Transfer of their Units in a transaction described in this Article V (other than representations, warranties and indemnities concerning each such Member’s valid ownership of its Units free of all liens and encumbrances (other than restrictions under this Agreement or applicable securities laws), and each such Member’s authority, power and right to enter into and consummate such sale or Transfer without violating any other agreement), then each such Member shall not be liable for more than the amount of proceeds actually received by such Member for any liability for misrepresentation, breach of warranty or indemnity and such liability shall be satisfied first out of any funds escrowed for such purpose.

Section 5.5.    Preemptive Rights.

(a)    The Company hereby grants to each Major Investor, Series B Common Member and Series C Common Member (the “Preemptive Rights Members”), the right to purchase up to that number of New Securities (as defined below) equal to the number of New Securities which the Company, from time to time, proposes to sell or issue, following the date of this Agreement, multiplied by a fraction, the numerator of which is the number of Units held by such Preemptive Rights Member at the time of issuance and the denominator of which is the number of Units held by all Members (excluding unvested Units) at such time.

(b)    Definition of New Securities. “New Securities” means (1) any Units or other equity securities of the Company whether now authorized or not, or (2) any rights, options or warrants to purchase Units or other equity securities and any indebtedness or class of Units of the Company which is convertible or exchangeable into Units or other equity securities (or which is convertible or exchangeable into a security which is, in turn, convertible or exchangeable into Units or other equity securities) of the Company; provided, however, that the term New Securities does not include:

(i)    Units issued upon any subdivision or combination of all Units;

(ii)    Series D Common Units issued to officers, employees, consultants and other service providers to the Company; provided, that the aggregate number of such Units issued after the date of this Agreement that are outstanding as of such time shall not exceed the sum of (A) 1,453,865 (including for this purpose all of such Units that are unvested) and (B) the number of such Units outstanding on the date of this Agreement that are forfeited to the Company for no consideration and thereafter made available for issuance (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events); or

(iii)    the issuance of any Units upon the exercise or conversion of any rights, options or warrants to purchase Units.

(c)    Notice from the Company. If New Securities are to be issued which trigger the rights set forth in Section 5.5(a), the Company shall give each Preemptive Rights Member written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of twenty-five (25) days following the giving of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Preemptive Rights Member the number of New Securities calculated in accordance with Section 5.5(a) for the price and upon the terms specified in the notice. Each Preemptive Rights Member may exercise its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d)    Sale by the Company. If any Preemptive Rights Member fails to exercise in full its preemptive right within said twenty-five (25) day period, each Preemptive Rights Member that has exercised in full its preemptive right within such period shall have the right of over-allotment with respect thereto. If, after the foregoing, preemptive rights have not been exercised with respect to all proposed New Securities, the Company shall have sixty (60) days thereafter to sell the New Securities with respect to which the preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice given pursuant to Section 5.5(d).

(e)    Closing. The closing for any such issuance shall take place as proposed by the Company with respect to the New Securities to be issued, at which closing the Company shall revise the List of Members to reflect the respective names of the purchasing Members against receipt of payment therefor.

(f)    Immediate Purchase. Upon the written consent of the Holders of a majority of the outstanding Senior Preferred Units and Junior Preferred Units, voting together as a single class, nothing in this Section 5.5 shall be deemed to prevent the Company from issuing New Securities, for cash, to any Preemptive Rights Member (an “Immediate Purchaser”) without first complying with the provisions of this Section 5.5, provided, that in connection with such purchase (an “Immediate Purchase”): (i) the Board has determined in good faith that an immediate cash investment is in the best interests of the Company; and (ii) within twenty (20) Business Days following the consummation of any Immediate Purchase, the Immediate Purchaser and the Company shall notify each of the other Preemptive Rights Members of the existence and terms of the Immediate Purchase and afford such Preemptive Rights Members their respective rights under this Section 5.5 with respect to their purchase of a pro rata share (based upon relative ownership of Units) of the New Securities issued to the Immediate Purchaser at the same purchase price paid by the Immediate Purchaser.

(g)    Waiver. By its execution of this Agreement, each Member hereby irrevocably waives its preemptive rights pursuant to the 2nd A&R LLC Agreement and/or the GT LLC Agreement in connection with the issuance and sale of the Series 1 Senior Preferred Units on the date of this Agreement and of the Series 2 Senior Preferred Units upon the occurrence of the Additional Closing Event.

ARTICLE VI

MANAGEMENT AND OPERATION OF THE COMPANY

Section 6.1.    Board.

(a)    Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Board, and, except with respect to certain consent or approval requirements required by the Act or provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board in accordance with this Agreement and (ii) the Managers shall exercise such powers in compliance with this Agreement and ensure that all required organizational formalities are observed with respect to the Company. Under the direction of the Board, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter may be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board shall have full power and authority to do all things on such terms as it may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, subject to the provisions of the Act and this Agreement.

(b)    Number, Appointment. The Board shall initially consist of nine (9) Managers. Appointments made pursuant to this Section 6.1 shall be evidenced by an instrument in writing signed by the appointing Member(s) and delivered to the Company. A Manager is not required to hold Units in order to serve as a Manager. Each Manager shall hold office until his successor is appointed and qualified or until his earlier resignation, removal or death. The Managers of the Company shall be designated and elected as follows:

(i)    For so long as any Senior Preferred Units are outstanding, the Senior Preferred Members, by vote of the Holders of a majority of the outstanding Senior Preferred Units shall collectively be entitled to designate and appoint two (2) Managers (the “Senior Preferred Managers”); provided that, notwithstanding the foregoing, (i) for so long as the RA Members own at least 50% of the Senior Preferred Units issued and held by them as of the date of the Additional Closing Event (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), the RA Members shall together be entitled to designate and appoint one such Senior Preferred Manager, and (ii) for so long as the Bain Members owns at least 50% of the Senior Preferred Units issued and held by them as of the date of the Additional Closing Event (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), the Bain Members shall be entitled to designate and appoint one such Senior Preferred Manager. Upon the reasonable request of the Senior Preferred Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(ii)    For so long as any Junior Preferred Units are outstanding, the two largest Holders of Junior Preferred Units shall each be entitled to designate and appoint one (1) Manager (together, the “Junior Preferred Managers”), provided that for so long as the Perceptive Members own at least 50% of the Junior Preferred Units issued to them as of the date of this Agreement (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), the Perceptive Members shall together be entitled to designate and appoint one Junior Preferred Manager, which Manager shall initially be Adam Stone, and provided that for so long as the Biogen Member owns at least 50% of the Junior Preferred Units issued to it as of the date of this Agreement (as equitably adjusted for Unit splits, distributions of Units, Unit combinations or similar events), the Biogen Member shall be entitled to designate and appoint one Junior Preferred Manager, which Manager shall initially be Lynne Sullivan. Upon the reasonable request of a Junior Preferred Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(iii)    For so long as any Series A Common Units are outstanding, the Series A Common Members, by vote of the Holders of a majority of the outstanding Series A Common Units, shall collectively be entitled to designate and appoint two (2) Managers (together, the “Series A Managers”), which Managers shall initially consist of Matthew Arnold and Robert Huffines. Upon the reasonable request of a Series A Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(iv)    For so long as any Series B Common Units are outstanding, the Series B Common Members, by vote of the Holders of a majority of the outstanding Series B Common Units, shall collectively be entitled to designed and appoint three (3) Managers (collectively, the “Series B Managers”), which Managers shall initially consist of Ilan Ganot, Gilad Hayeem and Andrey Zarur. Upon the reasonable request of a Series B Manager, the Company shall enter into an indemnification agreement with such Manager, in a form reasonably acceptable to the Company and such Manager, with respect to such Manager’s service to the Company.

(c)    Resignation; Removal. Managers may resign at any time. Managers may be removed at any time for any reason or no reason upon the written direction of the Member(s) that are permitted to appoint such Manager(s) pursuant to this Section 6.1, effective upon the delivery of such written direction by the removing Member(s) or Managers to the Company.

(d)    Regular Meetings. The Board shall hold regular meetings at such times and places as may be reasonably fixed by the Managers.

(e)    Special Meetings. Special meetings of the Board shall be held whenever called by at least two (2) Managers. Unless otherwise agreed to by all of the Managers present at a special meeting, the business to be transacted at any special meeting shall be limited to that stated in the notice of the meeting. Notice of any special meeting shall be given to each Manager at his business or residence in writing, or by telephone communication or electronic transmission (provided, with respect to electronic transmission, that the Manager has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. A meeting may be held at any time without notice if all Managers waive notice of the meeting in writing, either before or after such meeting.

(f)    Telephonic Meetings. Managers may participate in a meeting of the Board by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

(g)    Quorum; Consent of Managers. Unless otherwise expressly provided herein, at any meeting of the Board, a quorum shall be present if a majority of all Managers then in office are present. When a quorum is present at any meeting of the Board, the vote of a majority of the Managers present shall be the act of the Board. Consent of the Board may also be obtained by majority written consent of the Managers, provided that at least one of the Senior Preferred Managers and at least one of the Junior Preferred Managers are included in such majority. Each Manager shall have one (1) vote on each matter presented to the Board for action on its part.

(h)    Board Committees. The Board shall have the right, by vote or consent, to establish any committees that it deems necessary or convenient from time to time. Each non-Officer Manager shall be entitled in such person’s discretion to be a member of any Board committee.

(i)    Special Board Matters. The Company shall not, without the approval of the Board, which approval must include the affirmative votes of at least two of the Senior Preferred Managers and Junior Preferred Managers (for the avoidance of doubt, two affirmative votes in total from the Senior Preferred Manager and Junior Preferred Managers, taken in the aggregate):

(i)    make any loan or advance to, or purchase any stock or other securities of, any Company Subsidiary or other corporation, partnership or other entity unless it is wholly-owned by the Company, in an amount greater than $1,000,000;

(ii)    make any loan or advance to any natural person, including, any employee or Manager of the Company, except advances and similar expenditures in the ordinary course of business or under the terms of an employee unit or option plan approved by the Board;

(iii)    guarantee any indebtedness except for trade accounts of any Company Subsidiary arising in the ordinary course of business;

(iv)    make any investment inconsistent with any investment policy approved by the Board;

(v)    enter into or be a party to any transaction with any Manager or Officer or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business;

(vi)    hire, fire or change the compensation of the Chairman, Chief Executive Officer, President, Chief Scientist, Chief Medical Officer or any other corporate level Officer, including approving any equity incentive grants;

(vii)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(viii)    sell, assign, license, pledge or encumber material technology or intellectual property, including sales, assignments, licenses, pledges or encumbrances involving a Company Subsidiary, other than non-exclusive licenses granted in the ordinary course of business; or

(ix)    enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company or to the Company of assets greater than $2,000,000, whether in one transaction or a series of related transactions.

(j)    Matters Reserved for Consent of Certain Members.

(i)    Senior Preferred Members. For so long as any Senior Preferred Units are outstanding, the Company shall not, and the Board shall not have the authority to cause the Company to, without the consent of the Holders of a majority of the outstanding Senior Preferred Units, voting together as a single class, either directly or by amendment, merger, consolidation or otherwise:

(1)    liquidate, dissolve or wind-up the affairs of the Company, or effect any Deemed Liquidation Event, except pursuant to Section 10.1(c);

(2)    amend, alter or repeal any provision of this Agreement in a manner adverse to the rights, preferences or privileges of the Senior Preferred Units, which, for purposes of clarity, shall be deemed to include, but not be limited to, any amendment, alteration or repeal of Section 3.2, Section 3.3, Section 3.5, Section 3.7, Section 4.5, Section 5.2, Section 5.3, Section 5.5, Section 6.1(a), Section 6.1(b), Section 6.1(i), Section 6.1(j)(i), Article VII, Article VIII, Article X and the terms defined in Section 1.1 and used in such; provided such consent shall not be required for an amendment or alteration of this Agreement that solely creates any security having a right to receive distributions junior to the rights of the Series 1 Senior Preferred Units and Series 2 Senior Preferred Units set forth in Sections 8.1(a)(i), 8.1(a)(ii), 8.1(a)(iii) and 8.1(a)(iv);

(3)    create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior or pari passu to the rights of the Series 1 Senior Preferred Units and/or Series 2 Senior Preferred Units set forth in Sections 8.1(a)(i), 8.1(a)(ii), 8.1(a)(iii) and 8.1(a)(iv), or increase the authorized number of Series 1 Senior Preferred Units and/or Series 2 Senior Preferred Units;

(4)    purchase or redeem or pay any distribution on any Units (other than distributions pursuant to Section 3.8, Section 8.3 or Article X or the redemption of Series D Common Units from former officers, employees, consultants or other service providers in connection with the cessation of their services, at cost); or

(5)    create or authorize the creation of any debt security if the Company’s aggregate indebtedness for borrowed money would exceed $2 million (other than equipment leases), unless such debt security has received the prior approval of the Board, including the approval of at least two of the Senior Preferred Managers and Junior Preferred Managers.

(ii)    Junior Preferred Members. For so long as any Junior Preferred Units are outstanding, the Company shall not, and the Board shall not have the authority to cause the Company to, without the consent of the Holders of a majority of the outstanding Junior Preferred Units, either directly or by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision amend, alter or repeal any provision of this Agreement in a manner adverse to the rights, preferences or privileges of the Junior Preferred Units, which, for purposes of clarity, shall be deemed to include, but not be limited to, any amendment, alteration or repeal of Section 3.2, Section 3.3, Section 3.5, Section 3.7, Section 4.5, Section 5.2, Section 5.3, Section 5.5, Section 6.1(a), Section 6.1(b), Section 6.1(i), Section 6.1(j)(ii), Article VII, Article VIII, Article X and the terms defined in Section 1.1 and used in such; provided such consent shall not be required for an amendment or alteration of this Agreement that solely creates any security having a right to receive distributions junior to the rights of the Junior Preferred Units set forth in Section 8.1(a)(v) and 8.1(a)(vi);

For the avoidance of doubt, the issuance of Series 2 Senior Preferred Units upon an Additional Closing Event in accordance with the Senior Preferred Purchase Agreement shall not require any consent pursuant to this Section 6.1(j).

(k)    Board Observers. If, at any time that the Perceptive Members or Biogen Member has the right to designate and appoint a Junior Preferred Manager pursuant to this Section 6.1, but such Member waives such right, such Member shall be entitled to designate one representative (an “Observer”), to attend, and to receive notice of, all meetings of the Board or any committee thereof as a non-voting observer, and to receive all materials provided generally to Managers at the same time as such materials are provided to such Managers; provided, that, the Board or committee thereof shall have the right to exclude such Observer (or fail to provide such materials) if the absence of the Observer in such meeting, or the failure to provide such materials is deemed necessary by the Board or committee, in its reasonable discretion, to preserve attorney-client privilege in connection with any matter being discussed in such meeting or contained in such materials.

Section 6.2.    Officers.

(a)    Appointment of Officers. The Board may, subject to the terms of this Agreement, appoint individuals as officers (“Officers”) of the Company, which may include a Chairman (who shall initially be Zarur), Chief Executive Officer (who shall initially be Ganot), President (who shall initially be Hayeem), Chief Financial Officer, Chief Operating Officer (who shall initially be Alvaro Amorrortu), one or more Vice-Presidents (who shall initially include Jorge A. Quiroz), Secretary, Treasurer, one or more Assistant Secretaries (who shall initially include Jonathan Budd), one or more Assistant Treasurers (who shall initially include Jonathan Budd), and such other Officers as the Board deems advisable. No Officer need be a Member or a Manager. An individual can be appointed to more than one office.

(b)    Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the Officers shall, subject to the terms of this Agreement and the Act, have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as such Officers deem necessary or appropriate to accomplish the foregoing.

(c)    Authority of Officers. Subject to Section 6.2(b), any Officer of the Company shall have the right, power and authority to transact business in the name of the Company or to execute agreements on behalf of the Company, with respect to those agreements which are commonly signed by such equivalent officers of a corporation organized under the laws of the State of Delaware. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d)    Removal, Resignation and Filling of Vacancy of Officers. Subject to the terms of this Agreement, the Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of receipt of that notice or any later time specified in that notice; provided, however, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e)    Compensation of Officers. Subject to the terms of this Agreement, the Officers shall be entitled to receive compensation from the Company as determined by the Board.

ARTICLE VII

ALLOCATIONS AND OTHER TAX MATTERS

Section 7.1.    General Application. The rules set forth below in this Article VII shall apply for the purposes of determining each Member’s general allocable share of the items of income, gain, loss or expense of the Company comprising Net Income or Net Loss for each fiscal year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each fiscal year, the special allocations in Section 7.3 shall be made immediately prior to the general allocations of Section 7.2.

Section 7.2.    General Allocations.

(a)    Allocations for a Fiscal Year and a Winding Up Year. The items of income, expense, gain and loss of the Company comprising Net Income or Net Loss of the Company for a fiscal year (including any Winding Up Year), shall be allocated among the Persons who were Members during such fiscal year in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such fiscal year to equal the excess (which may be negative) of:

(i)    the hypothetical distribution (if any) that such Member would receive if, on the last day of the fiscal year: (A) all Company assets, including cash, were sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such fiscal year; (B) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability, to the Gross Asset Value of the assets securing such liability); and (C) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 8.1(a), over

(ii)    the sum of: (A) the amount, if any, which such Member is obligated to contribute to the capital of the Company; (B) such Member’s share of the Company Minimum Gain determined pursuant to Regulations Section 1.704-2(g); and (C) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 7.2(a)(i).

(b)    Loss Limitation. Notwithstanding anything to the contrary in this Section 7.2, the amount of items of expense and loss of the Company allocated pursuant to this Section 7.2 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. All such items in excess of the limitation set forth in this Section 7.2(b) shall be allocated first, to Members who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter, to all Members, pro rata, in proportion to their Units held.

Section 7.3.    Special Allocations. The following special allocations shall be made in the following order:

(a)    Minimum Gain Chargeback. In the event that there is a net decrease during a fiscal year in either Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VII, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.

(b)    Qualified Income Offset. Subject to Section 7.3(a), but notwithstanding any other provision of this Article VII, items of income and gain shall be specially allocated to the Members in a manner that complies with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

(c)    Deficit Capital Accounts Generally. If a Member has a deficit Capital Account balance at the end of any fiscal year which is in excess of the sum of: (i) the amount such Member is then obligated to restore pursuant to this Agreement; and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of income and gain of the Company in an amount of such excess as quickly as possible, provided that any allocation under this Section 7.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VII have been tentatively made as if this Section 7.3(c) were not in this Agreement.

(d)    Deductions Attributable to Member Nonrecourse Debt. Any item of loss or expense of the Company that is attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Member Nonrecourse Debt.

(e)    Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated among the Members pro rata to their relative ownership of Units.

(f)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any asset of the Company, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

The allocations pursuant to Sections 7.3(a), 7.3(b) and 7.3(c) shall be comprised of a proportionate share of each of the Company’s items of income or gain. The amounts of any income, gain, loss or deduction of the Company available to be specially allocated pursuant to this Section 7.3 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) of the definitions of Net Income and Net Loss.

Section 7.4.    Allocation of Nonrecourse Liabilities. For purposes of determining each Member’s share of Nonrecourse Liabilities, if any, of the Company in accordance with Regulations Section 1.752-3(a)(3), the Members’ interests in the Company’s profits shall be determined in the same manner as prescribed by Section 7.3(e).

Section 7.5.    Other Allocation Rules.

(a)    Tax Allocations; Other Allocation Rules.

(i)    Tax Allocations. Tax allocations of each item of income, gain, loss, or deduction of the Company for federal income tax purposes for each fiscal year or other accounting period of the Company shall be made consistent with and in the same proportion as the corresponding allocations of such items of income, gain, loss or deduction that are made pursuant to Sections 7.2 and 7.3 for such year or period, except that, solely for tax purposes, items of income, expense, gain and loss with respect to assets of the Company reflected hereunder in the Members’ Capital Accounts and on the books of the Company at values that differ from the Company’s adjusted tax basis in such assets shall be allocated among the Members so as to take account of those differences in a manner which will comply with Code Sections 704(b) and 704(c) and the Regulations promulgated thereunder. The Company shall, at the discretion of the Board of Managers, make, or not make, “curative” or “remedial” allocations (within the meaning of the Regulations Section 1.704-3).

(ii)    Changes in Members’ Interests. If during any fiscal year or other accounting period of the Company there is a change in any Member’s interest in the Company, the Board of Managers shall allocate Net Income or Net Loss to the Members in a manner that complies with the provisions of Code Section 706 and the Regulations thereunder.

(iii)    Credits. All tax credits of the Company for a fiscal year or other accounting period (or portion thereof, if appropriate) shall be allocated among the Members in accordance with their interests in such items in a manner reasonably determined by the Board of Managers, consistent with applicable law.

(b)    Tax Withholding.

(i)    If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement each Member shall be treated as having received a distribution under Article VIII equal to the portion of the withholding tax allocable to such Member, as reasonably determined by the Board of Managers.

(ii)    If the Company incurs a withholding tax obligation with respect to the share of income allocated to any Member, any amount which is (A) actually withheld from a distribution that would otherwise have been made to such Member, and (B) paid over to the applicable taxing authority in satisfaction of such withholding tax obligation shall be treated for all purposes under this Agreement as if such amount had been distributed to such Member under Article VIII. For these purposes, each Member’s direct and indirect share of any payments by the Company or any other entity treated as a partnership for U.S. federal income tax purposes (other than the portion of any such payment by an entity that is held directly or indirectly by the Company through an entity treated as a corporation for U.S. federal income tax purposes) pursuant to Subchapter C of Chapter 63 of the Code shall be deemed to be a withholding tax obligation with respect to such Member that otherwise meets the requirements of the preceding sentence to be treated as having been distributed to such Member under Article VIII.

(iii)    Taxes withheld pursuant to Sections 7.5(b)(i) or (ii), but which exceed the amount, if any, actually withheld from a distribution which would otherwise have been made to such Member, shall be treated as an interest-free advance to such Member. Amounts treated as advanced to any Member pursuant to this Section 7.5(b)(iii) shall be repaid by such Member to the Company within thirty (30) days after the Board of Managers gives notice to such Member making demand therefor, with any such demands being made equitably and ratably of such Members. Any amounts so advanced and not timely repaid shall bear interest, commencing on the expiration of said thirty (30) day period, compounded monthly on unpaid balances, at an annual rate equal to the Applicable Federal Rate as of such expiration date. The Company shall collect any unpaid amounts from any distributions by the Company that would otherwise be made to such Member.

(iv)    The Company shall not be liable for any excess taxes withheld in respect of any Member’s Units, and, in the event of any such overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority. If the Company or any of its respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Board of Managers in its discretion, consultants or agents, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then such Member shall, unless otherwise agreed by the Board of Managers in writing, to the fullest extent permitted by law, indemnify and hold harmless the Company or any of its respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Board of Managers in its discretion, consultants or agents, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability. The provisions contained in this Section 7.5(b) shall survive the termination of the Company, the termination of this Agreement and the Transfer of any Units.

(c)    Tax Classification of the Company. It is intended that the Company be classified as a partnership for United States federal income tax purposes.

(d)    Certain Tax Elections. Except in connection with actions taken in accordance with Section 11.1, the Company shall not file any election pursuant to Regulations Section 301.7701-3(c) to be treated as an entity other than a partnership or elect, pursuant to Code Section 761(a), to be excluded from the provisions of subchapter K of the Code.

(e)    Publicly Traded Partnership. To ensure that Units are not traded on an established securities market within the meaning of Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained in this Agreement:

(i)    the Company shall not participate in the establishment of a market or the inclusion of Units thereon; and

(ii)    the Company shall not recognize any Transfer made on any market by (A) redeeming any Units of a Member, or (B) admitting as a Member any transferee pursuant to a Transfer or otherwise recognizing any rights of any transferee, such as a right of such transferee to receive distributions from the Company (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

(f)    Other Tax Elections.

(i)    Elections by the Company. Except as provided in Section 7.5(a)(i), relating to Code Section 704(c) allocation methods, Section 7.5(d), relating to the tax classification of the Company, and Section 7.5(f)(ii), relating to Code Section 754 elections, the Board of Managers may make, or refrain from making, in its sole and absolute discretion, any tax election provided under the Code, or any provision of state, local or foreign tax law. All decisions and other matters concerning the computation and allocation of items of income, gain, loss, deduction and credits among the Members, and accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board. Any determination made pursuant to this Section 7.5(f) by the Board of Managers shall be conclusive and binding on all Members.

(ii)    Elections by Company Subsidiaries. The Company will make and the Company will, if authorized in the sole and absolute discretion of the Board of Managers, cause any and all eligible Company Subsidiaries to make, an election under Code Section 754.

(iii)    Election by Members. In the event any Member makes any tax election that requires the Company to furnish information to such Member to enable such Member to compute its own tax liability, or requires the Company to file any tax return or report with any tax authority, in either case that would not be required in the absence of such election made by such Member, the Board of Managers may, as a condition to furnishing such information or filing such return or report, require such Member to pay to the Company any incremental expenses incurred in connection therewith.

(iv)    Other Member Obligations. Promptly upon request, each Member shall use commercially reasonable efforts to provide the Company with any information related to such Member necessary (A) to allow the Company to comply with any tax reporting, tax withholding or tax payment obligations of the Company or (B) to establish the Company’s legal entitlement to an exemption from, or reduction of, withholding or other taxes or similar payments, including U.S. federal withholding tax under Sections 1471 and 1472 of the Code. For the avoidance of doubt, if a Member fails to provide the Company with any such information, such Member shall not be relieved of any adverse consequences of such failure even if such Member used commercially reasonable efforts to provide such information. A Member who acquires a Unit shall promptly furnish to the Company such information as the Company shall reasonably request to enable it to compute the adjustments required by Section 755 of the Code and the Regulations thereunder.

Section 7.6.    Tax Matters Member.

(a)    Designation. The Board may appoint, or remove a Person to be designated as the tax matters partner within the meaning of Code Section 6231(a)(7) (the “Tax Matters Member”). In such capacity, the Tax Matters Member shall have all of the rights, authority and power, and shall be subject to all of the regulations of, a tax matters partner to the extent provided in the Code and the Regulations. The Tax Matters Member shall also be the “partnership representative” within the meaning of Code Section 6223, and for the avoidance of doubt, references herein to “Tax Matters Member” shall include a person acting in the capacity of “partnership representative.”

(b)    Foreign, State and Local Tax Law. If any foreign, state or local tax law provides for a tax matters partner or person having similar rights, powers, authority or obligations, the Tax Matters Member shall also serve in such capacity. In all other cases, the Tax Matters Member shall represent the Company in all tax matters to the extent allowed by law.

(c)    Expenses of the Tax Matters Member. Expenses incurred by the Tax Matters Member as the Tax Matters Member, or in a similar capacity as set forth in this Section 7.6, shall be borne by the Company as Company expenses. Such expenses shall include fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs.

(d)    Effect of Certain Decisions by Tax Matters Member. Any decisions made by the Tax Matters Member, including whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest shall be made in the Tax Matters Member’s sole and absolute discretion.

(e)    Inconsistent Return Positions. No Member shall file a notice with the IRS under Code Section 6222(b) in connection with such Member’s intention to treat an item on such Member’s federal income tax return in a manner that is inconsistent with the treatment of such item on the Company’s federal income tax return, unless such Member has, not less than thirty (30) days prior to the filing of such notice, provided the Tax Matters Member with a copy of the notice; in addition, such Member shall thereafter in a timely manner provides such other information related thereto as the Tax Matters Member shall reasonably request.

(f)    Consolidated Audit Rules. In furtherance of the foregoing, if the Company is not subject to the consolidated audit rules of Code Section 6221 through 6234 during any taxable year, the Members hereby agree to sign an election pursuant to Code Section 6231(a)(1)(B)(ii) to be filed with the Company’s federal income tax return for such taxable year to have such consolidated audit rules apply to the Company to the extent such election is available.

ARTICLE VIII

DISTRIBUTIONS

Section 8.1.    Distributions.

(a)    Order of Distributions. If and to the extent that the Company makes distributions to its Members, other than pursuant to Section 8.3 and subject to Section 8.1(c), the Company shall, to the fullest extent permitted by law, including without limitation, Section 18-607 of the Act, make distributions as follows:

(i)    first, to the Series 2 Senior Preferred Members, pro rata to the number of Series 2 Senior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (i) with respect to each outstanding Series 2 Senior Preferred Unit equals the Series 2 Senior Preferred Original Issue Price;

(ii)    second, to the Series 2 Senior Preferred Members, pro rata to the number of Series 2 Senior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (ii) with respect to each outstanding Series 2 Senior Preferred Unit equals the Series 2 Senior Preferred Dividend Amount, if any;

(iii)    third, to the Series 1 Senior Preferred Members, pro rata to the number of Series 1 Senior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (iii) with respect to each outstanding Series 1 Senior Preferred Unit equals the Series 1 Senior Preferred Original Issue Price;

(iv)    fourth, to the Series 1 Senior Preferred Members, pro rata to the number of Series 1 Senior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (iv) with respect to each outstanding Series 1 Senior Preferred Unit equals the Series 1 Senior Preferred Dividend Amount, if any;

(v)    fifth, to the Junior Preferred Members, pro rata to the number of Junior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (v) with respect to each outstanding Junior Preferred Unit equals the Junior Preferred Original Issue Price;

(vi)    sixth, to the Junior Preferred Members, pro rata to the number of Junior Preferred Units held by each of them as of such time, until the cumulative amount distributed pursuant to this clause (vi) with respect to each outstanding Junior Preferred Unit equals the Junior Preferred Dividend Amount, if any;

(vii)    seventh, to the Series A Common Members, Series B Common Members, Series C Common Members and Series D Common Members, pro rata to the aggregate number of Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units, until the cumulative amount distributed pursuant to this clause (vii) with respect to one Series A Common Unit, Series B Common Unit, Series C Common Unit and vested Series D Common Unit equals the cumulative amount distributed to one Junior Preferred Unit pursuant to clauses (v) and (vi);

(viii)    eighth, to the Junior Preferred Members, Series A Common Members, Series B Common Members, Series C Common Members and Series D Common Members, pro rata to the aggregate number of Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units, until the cumulative amount distributed pursuant to clauses (v), (vi), (vii) and (viii) with respect to one Junior Preferred Unit, Series A Common Unit, Series B Common Unit, Series C Common Unit and vested Series D Common Unit equals the cumulative amount distributed to one Series 1 Senior Preferred Unit pursuant to clauses (iii) and (iv);

(ix)    ninth, to the Series 1 Senior Preferred Members, Junior Preferred Members, the Series A Common Members, the Series B Common Members, the Series C Common Members and the Series D Common Members, pro rata to the aggregate number of Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units, until the cumulative amount distributed pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii) and (ix) with respect to one Series 1 Senior Preferred Unit, Junior Preferred Unit, Series A Common Unit, Series B Common Unit, Series C Common Unit and vested Series D Common Unit equals the cumulative amount distributed to one Series 2 Senior Preferred Unit pursuant to clauses (i) and (ii); and

(x)    tenth, subject to Section 3.7, to all Holders of Units, pro rata to the number of Series 2 Senior Preferred Units, Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units and vested Series D Common Units held by each of them as of such time, but taking into account the limitations of Section 8.1(c) with respect to Series D Common Units.

Solely for purposes of this Section 8.1(a), all Series B Common Units and Series D Common Units resulting from the conversion of the Series A Common Units of the Company (as defined in the 2nd A&R Agreement) as part of the GT Merger that had been issued on or prior to December 17, 2014, shall be deemed fully vested.

(b)    Timing of Distributions. The Members acknowledge that the Company shall make distributions at such times as designated by the Board, in its sole discretion, and in accordance with the terms set forth herein; provided, however, that in the event of a Deemed Liquidation Event, the Board shall to the extent permitted by law, cause the Company to distribute to the Members, pursuant to Section 8.1(a), the proceeds received by the Company in connection with such Deemed Liquidation Event within 90 days after the Deemed Liquidation Event; provided that the holders of at least 66% of the outstanding Senior Preferred Units and the holders of a majority of the Junior Preferred Units may together waive the occurrence of a Deemed Liquidation Event.

(c)    Profits Interests. If the Company issues Series D Common Units intended to be treated as “profits interests” (as that term is used in Revenue Procedures 93-27 and 2001-43), the Members intend that, under current interpretations of the Code, the recipient will not realize income upon the issuance of such Unit.    In furtherance of such intention, distributions in respect of any such Series D Common Unit may be limited, as determined by the Board, so that such Series D Common Unit does not share in the value of the Company’s assets as of the date of grant of such Series D Common Unit, and only shares in subsequent appreciation in value of the Company’s assets. Following the promulgation, if any, of final regulations and associated guidance by the Treasury Department and Internal Revenue Service regarding the tax consequences associated with the issuance or transfer of partnership interests in exchange for the performance of services, the Company is authorized and directed to elect (on behalf of the Company and each of its Members) to have the liquidation value safe harbor contemplated by proposed Section 1.83-3(l) of the Treasury Regulations and by the revenue procedure contemplated by IRS Notice 2005-43 (or the corresponding provisions of any such final Treasury Regulations or associated guidance) apply irrevocably with respect to all Series D Common Units transferred in connection with the performance of services. The Company and each Member (including any Member obtaining a Member interest in exchange for the performance of services and any Person to whom a Member interest in the Company is Transferred) shall comply with all requirements associated with any such election, including forfeiture allocations if the interest for which a Section 83(b) election is made is later forfeited, while the election remains effective.

Section 8.2.    Non-Cash Distributions. Whenever a distribution provided for in this Article VIII shall be payable in property other than cash, the amount of the distribution shall equal the Gross Asset Value of such property.

Section 8.3.    Tax Distributions. The Board shall cause the Company to distribute within five (5) days prior to each April 15, June 15, September 15 and January 15 of the succeeding year (or such other time period or date as the Board shall determine), in proportion to their respective Tax Liability Deficiencies (as hereinafter defined and calculated using the assumptions set forth herein) for the period in question, an amount up to the aggregate Tax Liability Deficiencies of all

Members for such period. For purposes of this Section 8.3, the term “Tax Liability Deficiency” means the excess, if any, of (A) the highest marginal combined U.S. federal and state tax rates applicable to individuals, taking into account the character of income and such other reasonable assumptions as determined by the Board, or such higher rate as determined by the Board to be appropriate in order for the Members to defray their tax liability associated with an ownership interest in the Company, of the amount of the Company’s federal taxable income (as estimated by the Board) for the current taxable year allocated to the Members pursuant to Article VII in respect of the class of Units held by such Members, over (B) the cumulative amount of cash previously distributed to the Member during such taxable year pursuant to Section 8.1 attributable to such taxable year, in each case, in respect of such class of Units. For these purposes, a Member’s Tax Liability Deficiency shall be determined separately for each class of Units held by such Member. Any distributions made to a Member pursuant to this Section 8.3 in respect of such Member’s Series 2 Senior Preferred Units, Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units or Series D Common Units, to the extent attributable to allocations to such Member corresponding to amounts distributable to such Member in respect of such Units pursuant to Section 8.1, shall be treated as advances against and shall reduce dollar-for-dollar any subsequent distributions to be made pursuant to Section 8.1 in respect of such Member’s Series 2 Senior Preferred Units, Series 1 Senior Preferred Units, Junior Preferred Units, Series A Common Units, Series B Common Units, Series C Common Units or Series D Common Units, as applicable. The determination of Tax Liability Deficiency shall be subject to such other adjustments and modifications as determined by the Board to be equitable. If the Company shall fail to make distributions in respect of any Member’s Tax Liability Deficiency with respect to a taxable year, then prior to making distributions pursuant to this Section 8.3 in respect of the Tax Liability Deficiencies of the Members for any subsequent taxable year, the Company shall make distributions pursuant to this Section 8.3 to the Member or Members who did not receive sufficient distributions to meet the prior year’s Tax Liability Deficiency until such deficiency is remedied. For the avoidance of doubt, if the amount of the distributions to be made pursuant to this Section 8.3 is less than the Tax Liability Deficiency of the Members, any distributions made pursuant to this Section 8.3 shall be made to the Members in proportion to their respective share of the Tax Liability Deficiency.

ARTICLE IX

BOOKS AND RECORDS; REPORTS

Section 9.1.    Books and Records. The Officers will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.2 or pursuant to applicable law. Each Major Investor and each Series C Common Member shall have reasonable access, during normal business hours and upon reasonable advance notice, to the Company’s facilities, to discuss the operations and business of the Company with the Officers of the Company and to inspect the Company’s books and records, subject to reasonable confidentiality agreements that the Board may impose. Each Member shall have the right to inspect and make a copy of the List of Members; provided that a Series D Common Member shall only have the right to inspect the List of Members as to its own entry therein.

Section 9.2.    Reports.

(a)    Financial Statements. The Company shall deliver to each Major Investor and each Series B Common Member:

(i)    no later than 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with consolidated statements of income, owners’ equity and cash flow of the Company for such year;

(ii)    no later than 45 days after the end of each fiscal quarter, a copy of the consolidated balance sheet of the Company as at the end of such quarter, together with consolidated statements of income, owners’ equity and cash flow of the Company for such quarter; and

(iii)    such other information as determined by the Board of Managers.

(b)    Monthly and Other Reports. The Company shall deliver to each Major Investor and each Series B Common Member:

(i)    promptly after the end of each fiscal month, a copy of the consolidated balance sheet of the Company as at the end of such month, together with consolidated statements of income, owners’ equity and cash flow of the Company for such month;

(ii)    promptly after the end of each fiscal quarter, a copy of the current capitalization table of the Company; and

(iii)    within thirty (30) days prior to the end of each fiscal year, a copy of a comprehensive operating budget forecasting the Company’s revenues, expenses and cash position on a month-to-month basis for the upcoming fiscal year.

(c)    Tax Reports. Within 90 days after the end of each fiscal year, the Company shall deliver to each Member such Member’s Schedule K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member’s federal, state and local income tax returns, including a statement showing such Member’s share of the Company’s income, gain or loss, expense and credit for such fiscal year for federal income tax purposes.

Section 9.3.    Fiscal Year. The fiscal year of the Company shall be the twelve (12) month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board of Managers. The taxable year of the Company for federal and applicable state income tax purposes shall be the same as the Company’s fiscal year unless a different taxable year is required by applicable law.

Section 9.4.    Non-Disclosure. Each Member agrees that it shall not disclose, reveal, divulge or communicate to any Person (except an Affiliate), or use or otherwise exploit for its own benefit or for the benefit of any other Person, any Confidential Information, except with the consent of the Board. No Member shall have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable law; provided, that, in the event disclosure is required by applicable law, the applicable Member shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order. Notwithstanding the foregoing, nothing in this Agreement prohibits a Member from reporting possible violations of federal or state law or regulations to any governmental agency or entity or self-regulatory institution, including the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Board or the Chief Executive Officer shall not be required to make any such reports or disclosures pursuant to the preceding sentence and a Member is not required to notify the Company that it has made such reports or disclosures pursuant to such sentence.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1.    Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) subject to Section 6.1(j)(i)(1), the written consent of both the Board (in accordance with the terms of this Agreement) and a Voting Majority, (b) the sale of all of the assets of the Company in accordance with the terms of this Agreement, and (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 10.2.    Liquidation. Upon dissolution of the Company, the Board of Managers or, if one is appointed, an authorized liquidating trustee, shall wind up the Company’s affairs. Upon termination and dissolution of the Company and liquidation of its assets, the Board of Managers or liquidating trustee, as the case may be, shall apply the Company’s assets to the payment of all liabilities owing to creditors in accordance with the applicable law. The Board of Managers or liquidating trustee, as the case may be, shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid by the Board of Managers or liquidating trustee, as the case may be, upon dissolution to a bank or trust company to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period or occurrence of such events as the Board of Managers or liquidating trustee, as the case may be, may in establishing such reserves deem advisable, such reserves shall be distributed to the Members in the manner set forth in Section 8.1(a).

Section 10.3.    Final Allocation and Distribution. After paying all liabilities to creditors and providing for reserves in accordance with Section 10.2, the Board of Managers or liquidating trustee, as the case may be, shall: (i) make a final allocation of all items comprising Net Income and Net Loss to the Members’ Capital Accounts in accordance with Article VII, which allocation shall take into account any unrealized gains and losses with respect to assets to be distributed in kind in accordance with Sections 1.704 1(b)(2)(iv)(e) and 1.704 1(b)(2)(iv)(f) of the Regulations; and (ii) distribute all other remaining assets of the Company to the Members in the manner set forth in Section 8.1(a).

ARTICLE XI

CONVERSION

Section 11.1.    Conversion to Corporation.

(a)    Conversion. Notwithstanding anything to the contrary contained herein, (i) upon the request of the Voting Majority in connection with effecting the Initial Public Offering pursuant to which the offering price per share is equal to at least one hundred seventy-five percent (175%) of the Senior Preferred Blended Issue Price with gross proceeds to the Company of at least $20,000,000, or (ii) upon the request of the Holders of a majority of each of the outstanding Senior Preferred Units and outstanding Junior Preferred Units, in connection with effecting the Initial Public Offering (in each case, a “QIPO”), each of the Members hereby agrees that it will take such action and execute such documents as may reasonably be necessary to: (A) convert the Company (including by merger or Unit contribution) into a corporation formed for the purpose of effecting the QIPO; or (B) contribute the assets of the Company and the equity interests of the Company Subsidiaries to a corporation (such corporation, in either case, the “Conversion Corporation”) in exchange for capital stock of the Conversion Corporation with equivalent value substantially concurrently with the closing of QIPO. If the Board reasonably determines that an alternative structure (as compared to the foregoing) to effect QIPO would be beneficial to the Members, collectively, and not materially adverse to any Member as compared to the foregoing, then each Member hereby agrees that it will take such action and execute such documents as may reasonably be necessary to effectuate such alternative structure upon the request of the Voting Majority.

(b)    Consideration. In such event, the Members shall be entitled to receive upon such conversion that value of the securities of the Conversion Corporation as equals the value of the Units which such Members held in the Company immediately prior to such conversion; provided that, upon completion of such conversion the securities received by each such Member shall as nearly as practicable provide such Member with the same economic, voting, preferences, benefits and other rights as such Member was entitled to prior to such conversion; provided, however, that if (i) the aggregate value of the securities received by the Series 2 Senior Preferred Members is greater than the aggregate Series 2 Senior Preferred Unreturned Capital, (ii) the aggregate value of the securities received by the Series 1 Senior Preferred Members is greater than the aggregate Series 1 Senior Preferred Unreturned Capital, and (iii) the aggregate value of the securities received by the Junior Preferred Members is greater than the aggregate Junior Preferred Unreturned Capital, each Member shall receive common stock of the Conversion Corporation with respect to its Units.

(c)    Registration Rights. Contemporaneously with the execution of this Agreement, the Company and certain Members have entered into an amended and restated registration rights agreement substantially in the form attached hereto as Exhibit C.

Section 11.2.    Member Cooperation Upon Certain Events. Each Member agrees to reasonably cooperate in connection with a conversion contemplated by Section 11.1 as may reasonably be requested by the Board.

Section 11.3.    Blocker Provisions.

(a)    If (i) the Company intends to become a wholly-owned subsidiary of a corporation (by merger, contribution, or otherwise) or the Company or any subsidiary holding all or substantially all of the assets of the Company intends either to convert into a corporation (by conversion, merger, or otherwise) or to elect to be taxed as a corporation for federal income tax purposes or intends to convert into a Conversion Corporation (in each case, the successor corporate entity to the Company or such subsidiary, the “Successor Corporation” and any such transaction, a “Corporate Transaction”) or (ii) the Company or any subsidiary intends to effect a sale, disposition or other similar transaction involving all or substantially all of the Units or assets of the Company (a “Covered Transaction”), the Company shall use commercially reasonable efforts to effect such Corporate Transaction or Covered Transaction, as applicable, so that each of (A) the Bain Fund, as the holder of all securities issued by BCLS Solid Bio, Inc. (the “Bain Blocker”) and (B) Foresite Capital Fund III, L.P. (the “Foresite Fund”) as the holder of all securities issued by FC Fund III Solid Holdings, Inc. (the “Foresite Blocker”), can exchange all (but not less than all) of the securities of the Bain Blocker or the Foresite Blocker, as applicable, for the securities of the Successor Corporation or proceeds from such Corporate Transaction or Covered Transaction that otherwise would have been directly or indirectly issued to the Bain Blocker or the Foresite Blocker, as applicable, and in a manner that, to the extent practicable without altering the intended economic arrangements of the parties, is otherwise a “reorganization” within the meaning of Section 368(a) of the Code or a transfer of property to a corporation in exchange for stock of such corporation pursuant to Section 351 of the Code.

(b)    The Company shall use commercially reasonable efforts to negotiate and consult with (i) the Bain Members and their Affiliates regarding the terms of any exchange of securities of the Bain Blocker pursuant to Section 11.3(a), and (ii) the Foresite Fund regarding the terms of any exchange of securities of the Foresite Blocker pursuant to Section 11.3(a), it being understood that (A) the parties intend that the gross proceeds to the Bain Members or the Foresite Fund as applicable, from such exchange shall be the same as the direct or indirect gross proceeds from such Corporate Transaction or Covered Transaction to the Bain Fund or Foresite Blocker, as applicable, absent any such exchange of Bain Blocker securities or Foresite Blocker securities, as applicable, pursuant to the provisions of this Section 11.3; provided, however, that no other Member shall bear any expenses, costs or adverse tax or economic consequences in connection with any such exchange (other than the potential adverse economic consequences to be indirectly borne by all Members through a reduction in total proceeds as a result of foregone potential tax benefits to the purchaser of Units or assets in connection with a Covered Transaction by reason of effecting a transfer of securities of Bain Blocker or the Foresite Blocker), (B) the Company may require each of the Bain Fund, the Bain Members, the Bain Blocker, the Foresite Fund, the Foresite Blocker and such other parties as are reasonably necessary, as applicable, to make certain representations and warranties, including representations and warranties by the Bain Blocker and the Foresite Blocker regarding their assets and liabilities, title to assets and lack of any activities other than holding a direct or indirect interest in the Company and (C) in no event shall the Company be liable to any Person for failure to effect any such Corporate Transaction or Covered Transaction in a manner that allows (1) the Bain Fund to exchange securities of the Bain Blocker for securities of the Successor Corporation or proceeds from a Corporate Transaction or Covered Transaction or for the tax consequences of any exchange by the Bain Fund of securities of the Bain Blocker pursuant to this Section 11.3 or (2) the Foresite Fund to exchange securities of the Foresite Blocker for securities of the Successor Corporation or proceeds from a Corporate Transaction or Covered Transaction or for the tax consequences of any exchange by the Foresite Fund of securities of the Foresite Blocker pursuant to this Section 11.3. All such negotiations shall be made by the applicable party in good faith.

(c)    If the Bain Fund transfers securities of the Bain Blocker to an Affiliate of the Bain Fund, the transferee of such securities shall have the same rights and obligations of the Bain Fund pursuant to Section 11.3, so that any such Affiliate and the Bain Fund can collectively transfer all securities of the Bain Blocker as contemplated by this Section 11.3. The rights of the Bain Fund (and any Affiliate of the Bain Fund that holds securities of the Bain Blocker) and the obligations of the Company, as set forth in this Section 11.3, shall cease to exist if any securities of the Bain Blocker are not owned by the Bain Fund or its Affiliates; provided that in the event of a transfer of securities of the Bain Blocker other than to an Affiliate of the Bain Blocker, the Company shall use commercially reasonable efforts to cause these rights to apply to a transferee of such securities, it being understood that as part of such undertaking the successor to such securities and its Affiliates would be expected to agree to provisions comparable to those set forth in this Section 11.3 applicable to the Bain Fund, the Bain Blocker and the Bain Members and their Affiliates.

(d)    If the Foresite Fund transfers securities of the Foresite Blocker to an Affiliate of the Foresite Fund, the transferee of such securities shall have the same rights and obligations of the Foresite Fund pursuant to Section 11.3, so that any such Affiliate and the Foresite Fund can collectively transfer all securities of the Foresite Blocker as contemplated by this Section 11.3. The rights of the Foresite Fund (and any Affiliate of the Foresite Fund that holds securities of the Foresite Blocker) and the obligations of the Company, as set forth in this Section 11.3, shall cease to exist if any securities of the Foresite Blocker are not owned by the Foresite Fund or its Affiliates; provided that in the event of a transfer of securities of the Foresite Blocker other than to an Affiliate of the Foresite Fund, the Company shall use commercially reasonable efforts to cause these rights to apply to a transferee of such securities, it being understood that as part of such undertaking the successor to such securities and its Affiliates would be expected to agree to provisions comparable to those set forth in this Section 11.3 applicable to the Foresite Fund, the Foresite Blocker and their Affiliates.

ARTICLE XII

INDEMNIFICATION

Section 12.1.    Right to Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a Manager or Officer or, while a Manager or Officer, is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, (i) except as otherwise provided in Section 12.3, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Managers, and (ii) the Company shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by the Company against such Indemnified Person.

Section 12.2.    Prepayment of Expenses. The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XII or otherwise; and provided further, that the Company shall not be required to pay such expenses in connection with a Proceeding (or part thereof) commenced by the Company against such Indemnified Person.

Section 12.3.    Claims by Managers and Officers. If a claim for indemnification or advancement of expenses under this Article XII is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 12.4.    Indemnification of Employees and Agents. The Company may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Managers in its sole discretion.

Section 12.5.    Advancement of Expenses of Employees and Agents. The Company may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Managers.

Section 12.6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article XII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Formation, any other agreement, vote of the Members or disinterested Managers or otherwise.

Section 12.7.    Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, manager, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person actually collects as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 12.8.    Insurance. The Board of Managers shall, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate Officer or Officers to purchase and maintain at the Company’s expense insurance in amounts satisfactory to the Board (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of Managers, Officers and employees under the provisions of this Article XII, and (b) to indemnify or insure Managers, Officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article XII; provided, however, that if the Company maintains any such insurance for any Manager or Officer, it shall maintain it for all Managers and Officers.

Section 12.9.    Fiduciary Duties.

(a)    Managers. Each Manager shall owe the Company and its Members the same fiduciary duties that a director of a Delaware corporation owes to such corporation and its stockholders.

(b)    Members. Each of the Members acknowledges and agrees that the sole duty and responsibility of any Member pursuant to this Agreement, applicable law or otherwise, shall be to act in the interest of such Member, as determined by the applicable Member in its sole discretion, and there shall be no limitations on such Member’s right to act as determined by the Member in its sole discretion, except as otherwise specifically provided herein.    In connection therewith, a Member may take into account only such Member’s best interests and such Member shall not be required to take into account the interest of any other Member or any other Person other than its own. No Member shall have any fiduciary or other implied duties or responsibilities except those expressly set forth herein, nor shall any fiduciary functions, responsibilities, duties, obligations or any liabilities be read into this Agreement or otherwise exist against such Member. To the maximum extent permitted by applicable law, no Member shall be a trustee or fiduciary for any other Member or the Company by reason of this Agreement. To the maximum extent permitted by law, each Member and the Company waive any fiduciary or other express or implied covenant, duty or other obligation of a Member to the other Members, the Company, any Company Subsidiaries or any third party, except for the specific obligations expressly set forth in this Agreement. To the maximum extent allowed by applicable law, each Member and the Company hereby waive all of the foregoing and all other duties, responsibilities or obligations (fiduciary or otherwise) that might otherwise apply to each.

Section 12.10.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Person’s heirs, executors and administrators.

ARTICLE XIII

MISCELLANEOUS

Section 13.1.    Amendments. This Agreement sets forth the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including without limitation any prior agreements among the Members and any prior agreements relating to the operation of the Company. Except as otherwise expressly set forth in this Agreement, this Agreement may not be modified, altered, supplemented or amended (by merger, repeal, or otherwise) except pursuant to a written agreement executed and delivered by the Voting Majority; provided, however, that (i) any such modification, alteration, supplement or amendment which materially disproportionately and adversely affects the rights and privileges of the Series 2 Senior Preferred Units, Series 1 Senior Preferred Units, the Junior Preferred Units, the Series A Common Units, the Series B Common Units or the Series C Common Units as compared to the rights and privileges of any another class of Units shall require, the consent of the Holders of a majority of the outstanding Units of such adversely affected class of Units, voting separately as a class and (ii) any such modification, alteration, supplement or amendment which materially disproportionately and adversely affects the rights and privileges of any Member or Members of a class of Units without similarly affecting all Members of such class of Units shall require the consent of the Holders of a majority in interest of the Members that are so materially disproportionately and adversely affected. Notwithstanding the foregoing, this Agreement may be modified, altered, supplemented or amended solely upon the vote or written consent of the Board to reflect the creation and/or issuance of any security having a right to receive distributions junior to the rights of the Junior Preferred Units set forth in Sections 8.1(a)(v) and 8.1(a)(vi); provided, such creation or issuance was undertaken in accordance with the terms of this Agreement.

Section 13.2.    Specific Performance. The Parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to the other Parties and that the other Parties will not have an adequate remedy at law. Therefore, the obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

Section 13.3.    Submission to Jurisdiction; Consent to Service of Process, Waiver of Jury Trial.

(a)    Submission to Jurisdiction. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    Consent to Service of Process. Each of the Parties hereby consents to process being served by any Party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 13.6.

(c)    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION: (i) ARISING UNDER THIS AGREEMENT; OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 13.4.    Entire Agreement; Waivers. This Agreement represents the entire understanding and agreement among the Parties with respect to the subject matter of this Agreement and any provision of this Agreement can be waived only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 13.5.    Governing Law. This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state.

Section 13.6.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (a) when delivered personally by hand (with written confirmation of receipt); (b) when sent by e-mail (with written confirmation of successful transmission); or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company, to:
Solid Biosciences, LLC 161 First Street, 3rd Floor
Cambridge, MA 02142
E-mail:
Attention:	Ilan Ganot
With a copy to:
Proskauer Rose, LLP
One International Place
Boston, Massachusetts 02110
E-mail:
Attention:	Daniel P. Finkelman
If to any Member, to the address of such Member set forth on the signature page hereto.

Section 13.7.    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 13.8.    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party except subject to the terms of this Agreement.

Section 13.9.    Non-Recourse. No past, present or future manager, director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, authorized person, or representative of any Member shall have any liability for any obligations or liabilities of such Member under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 13.10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN ACT of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be effective for all purposes.